                                                                   EXHIBIT 10.94

                          SANTA FE GAMING CORPORATION
                             SAHARA LAS VEGAS CORP.

              SECOND AMENDED AND RESTATED NOTE PURCHASE AGREEMENT



         THIS SECOND AMENDED AND RESTATED NOTE PURCHASE AGREEMENT is made as of this 25th day of November, 1997 by and among Santa Fe Gaming Corporation (formerly named Sahara Gaming Corporation), a Nevada corporation ("SGC"), Sahara Las Vegas Corp., a Nevada corporation ("Company"), SunAmerica Life Insurance Company, an Arizona corporation ("SunAmerica"), SunAmerica, Inc. ("SAI"), Credit Suisse First Boston Mortgage Capital LLC, a Delaware limited liability company ("CSFB"), and any other person or persons party hereto from time to time after the date hereof as a holder (individually, including SunAmerica, SAI and CSFB, a "Holder" and collectively, "Holders") and SunAmerica, as Collateral Agent

                                    RECITALS

         WHEREAS, Company issued and sold to SunAmerica $20,000,000 in principal amount of Company's 12% Notes Due December 15, 1999 pursuant to that certain Note Purchase Agreement dated as of January 16, 1996 among Company, SGC and SunAmerica (the "Original Note Purchase Agreement");

         WHEREAS, Company issued and sold to SAI $15,000,000 in additional principal amount of Company's 12% Notes Due December 15, 1999 pursuant to that certain Amended and Restated Note Purchase Agreement dated as of July 29, 1997 by and among Company, SGC, SunAmerica and SAI (as amended, the "Existing Note Purchase Agreement");

         WHEREAS, Company desires to restructure the Existing Notes issued to SunAmerica and SAI pursuant to the Original Note Purchase Agreement and the Existing Note Purchase Agreement and to issue additional Notes as provided herein to, among other things, enable Company to acquire the Henderson Facility from Santa Fe Valley;

         WHEREAS, Company intends to grant a security interest in the Henderson Facility as additional security to secure the Notes and its other Obligations;

         WHEREAS, SGC, Sahara Resorts, Casino Properties and Hacienda Hawaiian have agreed to continue to provide guaranties and Collateral to support and secure the payment of the Obligations as provided herein and in the other Basic Documents; and

         WHEREAS, the parties hereto desire to amend and restate the Existing Note Purchase Agreement as provided herein.

         NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Existing Note Purchase Agreement is hereby amended and restated as follows:


SECTION 1.  DEFINITIONS

    1.1  CERTAIN DEFINED TERMS.  The following terms used in this Agreement
         ---------------------
shall have the following meanings:

         "ADDITIONAL COLLATERAL ACCOUNT" means the "Collateral Account" as defined in the Additional Collateral Account Agreement.

         "ADDITIONAL COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement dated as of July 29, 1997 between Company and Collateral Agent, as amended, supplemented or otherwise modified from time to time.

         "ADDITIONAL COLLATERAL ACCOUNT LETTER" means the Collateral Account Letter dated July 29, 1997 from Company to Bankers Trust Company and acknowledged by Collateral Agent relating to the Additional Collateral Account, as amended, supplemented or otherwise modified from time to time, and any other similar letter entered into with any successor institution.

         "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Without limiting the foregoing, a Person shall be deemed to be "controlled by" another Person if such other (i) possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) with respect to any other Person that is not a corporation, owns 10% or more of the equity interests of such Person.

         "AGREEMENT," "HEREOF" and "HEREUNDER" and words of similar import refer to this Second Amended and Restated Note Purchase Agreement, as it may be amended, supplemented or otherwise modified from time to time.

         "AGGREGATE APPRAISED VALUE" means the sum of the appraised value of the Wet 'N' Wild Property in the Wet 'N' Wild Appraisal (or any substitute or updated appraisal acceptable to Requisite Holders) and the appraised value of the Henderson Property in the Henderson Appraisal (or any substitute or updated appraisal acceptable to Requisite Holders).

         "ATLA" has the meaning assigned to such term in Section 4.1E.

         "APPRAISALS" means the Wet 'N' Wild Appraisal and the Henderson Appraisal.

         "APPRAISAL DEFICIT AMOUNT" has the meaning assigned to such term in
Section 2.5C(vi).

         "APPRAISAL DEFICIT REDEMPTION DATE" has the meaning assigned to such term in Section 2.5C(vi).

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

         "BASIC DOCUMENTS" means this Agreement, the Notes, the Guaranties, the Security Agreements, the Deeds of Trust, the Environmental Indemnities, the Wet 'N' Wild Subordination, Non-Disturbance and Attornment Agreement and all other instruments or documents now, heretofore or hereafter granting Liens on the property of any Credit Party or any of their Affiliates to Collateral Agent for the benefit of Holders and any other instruments or agreements now, heretofore or hereafter entered into with or for the benefit of Collateral Agent or any Holder in connection herewith or therewith in connection with the Notes.

         "BOARD OF DIRECTORS" means the Board of Directors of any Credit Party or one of their respective Subsidiaries, as the context requires, or any committee thereof duly authorized to act on behalf of such Board.

         "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or Nevada or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close.

         "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including, without limitation, any preferred stock or any interests in a Joint Venture.

         "CASH" means money, currency or a credit balance in a Deposit Account.

         "CASH COLLATERAL ACCOUNT" means the "Collateral Account" as defined in the Cash Collateral Agreement.

         "CASH COLLATERAL ACCOUNT LETTER" means the letter by Company to the Account Bank (as defined in the Cash Collateral Agreement) dated July 29, 1997 delivered pursuant to the Cash Collateral Agreement, as amended, supplemented or otherwise modified from time to time.

         "CASH COLLATERAL AGREEMENT" means the Cash Collateral Agreement dated as of July 29, 1997, by Company and Collateral Agent, as such Cash Collateral Agreement may be supplemented, amended, supplemented or otherwise modified from time to time.

         "CASINO PROPERTIES" means Casino Properties, Inc., a Nevada corporation.

         "CASINO PROPERTIES GUARANTY" means the Guaranty dated as of July 29, 1997 issued by Casino Properties, as such Guaranty may be amended, supplemented or otherwise modified from time to time.

         "CASINO PROPERTIES PLEDGE AGREEMENT" means the Pledge Agreement dated as of July 29, 1997 by Casino Properties, as such Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

         "CHANGE OF CONTROL" means an event or series of events by which (i) SGC or SFHI sells, conveys, transfers or leases, directly or indirectly, all or substantially all of its properties and assets to any Person or group (as such term is used in Section 13(d) and 14(d) of the Exchange Act); (ii) any Person or group (other than the Lowden Family) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person or group shall be deemed to have "beneficial ownership" of all shares that any such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly of securities representing (a) 25% or more of the combined voting power of SGC's or SFHI's, as the case may be, Voting Stock and at such time the Lowden Family together shall fail to beneficially own, directly or indirectly, securities representing at least 30% of the combined voting power of SGC's or SFHI's, as the case may be, Voting Stock or (b) more than 50% of the combined voting power of SGC's or SFHI's Voting Stock, as the case may be; (iii) SGC or SFHI consolidates with or merges into another Person or conveys, transfers or leases all or substantially all its properties and assets to any Person or any Person consolidates with or merges into SGC or SFHI, in either event pursuant to a transaction in which the outstanding Voting Stock of SGC or SFHI is changed into or exchanged for cash, securities or other property with the effect that any Person or group (other than the Lowden Family) becomes the "beneficial owner," directly or indirectly, of securities representing (a) 25% or more of the combined voting power of the Voting Stock of the Person that continues after such consolidation or merger or who acquires such assets and at such time the Lowden Family together shall fail to beneficially own, directly or indirectly, securities representing at least 30% of the combined voting power of such Voting Stock or (b) more than 50% of the combined voting power of the Voting Stock of the Person that continues after such consolidation or merger or who acquires such assets, (iv) during any period of 24 consecutive months, individuals who at the beginning of such period constituted SGC's or SFHI's Board of Directors, as the case may be, (together with any new or replacement directors whose election by the Board of Directors or whose nomination for election by the stockholders of SGC or SFHI, as the case may be, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; (v) SFHI ceases to own any of the outstanding Capital Stock, or all or substantially all of the assets, of any Restricted Subsidiary (as defined in the SFHI Indenture) except where such Capital Stock or such assets are disposed of pursuant to subsection
4.13 of the SFHI Indenture or where such assets are disposed of pursuant to subsection 3.9 of the SFHI Indenture; or (vi) SGC ceases to own any of the outstanding Capital Stock, or all or substantially all of the assets, of SFHI or any of its Consolidated Subsidiaries (as defined in the SFHI Indenture), except where such Capital Stock or such assets are disposed of pursuant to subsection
4.13 of the SFHI Indenture.

         "CLOSING DATE" means January 16, 1996, the date on which the Original Notes were purchased.

         "COLLATERAL" means all the real, personal and mixed property made subject to a Lien pursuant to the Security Agreements, the Deeds of Trust or any other Basic Document.

         "COLLATERAL ACCOUNT" means account number 241275072 designated as the "Sahara Las Vegas Collateral Account" and established with Donaldson, Lufkin & Jenrette Securities Corporation and any successor account established with any institution pursuant to the Collateral Account Letter.

         "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement dated as of January 16, 1996 by Company and Collateral Agent, as it may be amended, supplemented or otherwise modified from time to time.

         "COLLATERAL ACCOUNT LETTER" means the Collateral Account Letter dated January 16, 1996 from Company to Donaldson, Lufkin & Jenrette Securities Corporation and acknowledged by Donaldson, Lufkin & Jenrette Securities Corporation relating to the Collateral Account and any other similar letter entered into with any successor institution.

         "COLLATERAL AGENT" means SunAmerica Life Insurance Company in its capacity as collateral agent for the Holders, and any successor Collateral Agent appointed pursuant to this Agreement.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMPANY" has the meaning set forth in the Introduction to this Agreement.

         "COMPANY DEED OF TRUST" means the Deed of Trust, Fixture Filing and Financing Statement and Security Agreement with Assignment of Rents dated as of January 16, 1996, as amended by the First Amendment to Company Deed of Trust and Second Amendment to Company Deed of Trust, by Company in favor of Collateral Agent, as beneficiary thereunder, pursuant to which Company granted to Stewart Title of Nevada, as trustee, for the benefit of Collateral Agent on behalf of the Holders a first priority Lien on, among other things, the Wet 'N' Wild Premises and Company's right, title and interest in and to the Wet 'N' Wild Improvements to secure the obligations of Company, as it may be further amended, supplemented or otherwise modified from time to time.

         "COMPANY ENVIRONMENTAL INDEMNITY" means the Environmental Indemnity Agreement dated as of January 16, 1996, as amended by the First Amendment to Company Environmental Indemnity and Second Amendment to Company Environmental Indemnity by Company and SGC in favor of Collateral Agent for the benefit of Holders and certain other indemnified parties therein pursuant to which Company and SGC indemnify Collateral Agent for the benefit of Holders and certain other indemnified parties therein against environmental risks, as it may hereafter be amended, supplemented or otherwise modified from time to time.

         "COMPANY PLEDGE AGREEMENT" means the Pledge Agreement dated as of July 29, 1997 by Company, as such Pledge Agreement may be amended, supplemented, or otherwise modified from time to time.

         "COMPANY SECURITY AGREEMENT" means the Security Agreement dated as of January 16, 1996, as amended by the First Amendment to Company Security Agreement and Second Amendment to Company Security Agreement, by Company and Collateral Agent pursuant to which Company granted to Collateral Agent on behalf of Holders a security interest in all of Company's assets including personal property and fixtures, as it may be amended, supplemented or otherwise modified from time to time.

         "CONSENT TO AMENDMENT AND RESTATEMENT" means the Consent to Amendment and Restatement delivered by the Credit Parties on the Effective Date, substantially in the form of Exhibit XI annexed hereto.

         "CONTINGENT OBLIGATION," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebted ness, lease, dividend or other obligation of another Person if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another Person that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under interest rate agreements and currency agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another Person, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another Person through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. For purposes of this definition, the amount of any Contingent Obligation at any time of determination shall be computed as the amount that, in light of all the facts and circumstances existing at such time represents the amount that reasonably can be expected at such time of determination to become an actual or matured liability.

         "CONTRACTUAL OBLIGATION," as applied to any Person, means any security issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CREDIT PARTY" means Company, SGC, Sahara Resorts, Casino Properties, Hacienda Hawaiian and any other Subsidiary of SGC or Company which is or becomes a party to a Basic Document.

         "CSFB" has the meaning set forth in the Introduction to this Agreement.

         "DEEDS OF TRUST" means the Company Deed of Trust and the Henderson Deed of Trust, as each such Deed of Trust may be amended, supplemented or otherwise modified from time to time.

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

         "EFFECTIVE DATE" means the date on which all conditions to the effectiveness of this Agreement set forth in subsection 4.1 are satisfied; provided that if the Effective Date does not occur on or prior to December 2,
--------
1997, this Agreement shall not become effective and the Existing Note Purchase Agreement shall continue in full force and effect.

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is, or was maintained or contributed to by SGC, Company or any ERISA Affiliate.

         "ENVIRONMENTAL CLAIM" means any accusation, allegation, notice of violation, claim, demand, abatement order, cleanup order, removal order, or other order or direction (conditional or otherwise) by any Governmental Authority or other Person for any injury, loss or damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions or to compel cleanup or remediation, in each case relating to, resulting from or in connection with any Hazardous Material and relating to the Premises or Improvements.

         "ENVIRONMENTAL INDEMNITIES" means the Company Environmental Indemnity and the Henderson Environmental Indemnity.

         "ENVIRONMENTAL LAWS" has the meaning set forth in the Deeds of Trust, as applicable.

         "ENVIRONMENTAL REPORTS" means the Wet 'N' Wild Environmental Report and the Henderson Environmental Report.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA AFFILIATE" means (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which SGC or Company is, or was at any time, a member;
(ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which SGC or Company is, or was at any time, a member; and (iii) any member of an Affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which SGC or Company is a member.

         "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the institution of a proceeding on behalf of a Multiemployer Plan against Company, SGC or any Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by SGC, Company or any ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on SGC, Company or any ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by SGC, Company or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by SGC, Company or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on SGC, Company or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or
(l) of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against SGC, Company or any of their respective ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxationunder Section 501(a) of the Internal Revenue Code; or (xi) the adoption of an amendment to any Pension Plan that, pursuant to Section 401(a)(29) of the Internal Revenue Code or pursuant to Section 307 of ERISA, would require Company, SGC or any ERISA Affiliate timely to provide security to the plan or would result in loss of tax exempt status of the trust of which such plan is a part if not timely provided, or the impositionof a lien pursuant to Section 412(n) of the Internal Revenue Code.

         "EVENT OF DEFAULT" has the meaning set forth in Section 7 hereof.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as it may from time to time be amended, and the related regulations and published interpretations.

         "EXISTING HENDERSON MORTGAGE DOCUMENTS" means the Note secured by Deed of Trust in the principal amount of $5,000,000 dated May 6, 1997, executed by Santa Fe Valley, in favor of certain "promisees" more particularly described in Exhibit A attached thereto, together with the Deed of Trust with Assignment of Leases and Rents dated May 6, 1997, the Unsecured Environmental Indemnity Agreement dated May 6, 1997, the Guaranty of Payment and Performance dated May 6, 1997, executed by Paul W. Lowden, the Guaranty of Payment and Performance dated May 6, 1997, executed by Suzanne Lowden and all other instruments and documents executed in connection with the transactions described in the foregoing documents.

         "EXISTING NOTE PURCHASE AGREEMENT" has the meaning set forth in the Introduction to this Agreement.

         "EXISTING NOTES" means the Notes as defined in the Existing Note Purchase Agreement.

         "EXISTING WET 'N' WILD LEASE" means that certain ground lease dated as of January 1, 1987, as amended by (i) the assignment of the Ground Lease dated March 1, 1987 from Wet 'N' Wild Florida to Wet 'N' Wild Tenant, (ii) the First Amendment to Ground Lease dated as of March 1, 1993 between Company (as successor to HHP), as landlord, and Wet 'N' Wild Tenant (as successor to Wet 'N' Wild Florida), (iii) the Assignment Agreement dated as of October 2, 1995 between HHP and Company, (iv) the Letter Agreement dated August 24, 1995 and effective October 2, 1995 between Company and Wet 'N' Wild Tenant; and (v) the Letter Agreement dated June 2, 1997 between Company and Wet 'N' Wild Tenant.

         "EXISTING WET 'N' WILD LEASE DOCUMENTS" means the Existing Wet 'N' Wild Lease, the Existing Wet 'N' Wild Lease Guaranty, the Existing Wet 'N' Wild Lease Note, the Existing Wet 'N' Wild Lease Security Agreement, the Wet 'N' Wild Tenant Sale Agreement and any other agreements or instruments relating to any of the foregoing agreements.

         "EXISTING WET 'N' WILD LEASE GUARANTY" means that certain Guaranty Agreement dated as of October 2, 1995 between Company and HHP.

         "EXISTING WET 'N' WILD LEASE NOTE" means that certain promissory note dated January 1, 1987 in the original principal amount of $9,000,000 issued by Wet 'N' Wild Tenant (as successor to Wet 'N' Wild Florida) to HHP (as successor to Hughes Entertainment, Ltd., a Nevada limited partnership).

         "EXISTING WET 'N' WILD LEASE SECURITY AGREEMENT" means that certain Security Agreement dated as of January 1, 1987 between Wet 'N' Wild Tenant (as successor to Wet 'N' Wild Florida) and HHP (as successor to Hughes Entertainment, Ltd., a Nevada limited partnership).

         "FACILITIES" means the Wet 'N' Wild Facility and the Henderson
Facility.

         "FIRST AMENDMENT TO COMPANY DEED OF TRUST" means that certain First Amendment to Deed of Trust, Fixture Filing and Financing Statement and Security Agreement with Assignment of Rents dated as of July 31, 1997 by and between Company and Collateral Agent, as beneficiary thereunder.

         "FIRST AMENDMENT TO COMPANY ENVIRONMENTAL INDEMNITY" means that certain First Amendment to Environmental Indemnity Agreement dated as of July 31, 1997 between Company and Collateral Agent.

         "FIRST AMENDMENT TO COMPANY SECURITY AGREEMENT" means that certain First Amendment to Company Security Agreement dated as of July 29, 1997 between Company and Collateral Agent.

         "FIRST AMENDMENT TO WET 'N' WILD SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT" means that certain First Amendment to Subordination, Non-Disturbance and Attornment Agreement dated as of July 31, 1997 among Company, Wet 'N' Wild Tenant and Collateral Agent.

         "FISCAL YEAR" means the Fiscal Year of SGC and Company, the last day of which occurs on September 30th of each year.

         "FLOOD ACT" means the National Flood Insurance Act of 1968 as amended by the Flood Disaster Protection Act of 1973 (42 U.S.C. (S)(S)4013 et. seq.).
                                                                   --  ---

         "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession (including, without limitation, to the extent applicable in the AICPA Audit and Accounting Guide; Audits of Casinos), in each case as the same are applicable to the circumstances as of the date of determination.

         "GAMING AUTHORITIES" means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, and (c) any other Governmental Authority that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by SGC, Company or any of their respective Subsidiaries within its jurisdiction.

         "GAMING LAWS" means all statutes, rules, regulations, ordinances, codes and administrative or judicial precedents (including, without limitation, the Nevada Gaming Control Act (N.R.S. Ch. 463)) pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by SGC, Company or any of their respective Subsidiaries within its jurisdiction.

         "GAMING LICENSE" means every license, franchise or other authorization required on the date hereof or hereafter to own, lease, operate or otherwise conduct gaming operations at the Santa Fe Hotel & Casino and the Pioneer Hotel & Gambling Hall or other gaming activities of SGC or any of its Subsidiaries, including, without limitation, all such licenses granted by any Gaming Authority and any Gaming Laws.

         "GOVERNMENTAL AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit, whether federal, state, county, district, city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof.

         "GUARANTIES" means the SGC Guaranty, the Sahara Resorts Guaranty, the Casino Properties Guaranty and the Hacienda Hawaiian Guaranty, as each such Guaranty may be amended, supplemented or otherwise modified from time to time.

         "HACIENDA HAWAIIAN" means Hacienda Hawaiian Properties, Inc., a Hawaii corporation.

         "HACIENDA HAWAIIAN GUARANTY" means the Guaranty dated as of July 29, 1997 issued by Hacienda Hawaiian as such Guaranty may be amended, supplemented or otherwise modified from time to time.

         "HACIENDA HAWAIIAN PLEDGE AGREEMENT" means the Pledge Agreement dated as of July 29, 1997 by Hacienda Hawaiian as such Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

         "HACIENDA INDENTURE" means the Indenture dated June 15, 1983 between Sahara Resorts (formerly Hacienda Resorts, Inc.) and Nevada State Bank, as amended by the First Supplemental Indenture dated as of June 23, 1983 between Sahara Resorts and Valley Bank of Nevada and the Second Supplemental Indenture dated as of September 30, 1993 between Sahara Resorts, SGC and Nevada State Bank.

         "HAZARDOUS MATERIALS" has the meaning set forth in the Deeds of Trust, as applicable.

         "HENDERSON APPRAISAL" means a self contained MAI appraisal of the Henderson Premises and the Henderson Improvements prepared to USPAP standards for loan purposes by a MAI appraiser acceptable to Holders and licensed as an appraiser in the State of Nevada which shall be satisfactory in form, scope and substance to Holders.

         "HENDERSON CONSTRUCTION FINANCING" means a debt financing entered into by an Affiliate of Company that is not a Subsidiary of Company (other than the Henderson Development Subsidiary) after the Henderson Release Date and the transfer of the Henderson Facility to such Affiliate for the development and construction of the Henderson Facility.

         "HENDERSON DEED OF TRUST" means the Deed of Trust, Fixture Filing and Financing Statement and Security Agreement with Assignment of Rents to be executed and delivered on the Effective Date by Company in favor of Collateral Agent, as beneficiary thereunder, pursuant to which Company grants to United Title of Nevada, as trustee, for the benefit of Collateral Agent on behalf of the Holders a Lien on the Henderson Facility including Company's right, title and interest in and to the Henderson Improvements, to secure the obligations of Company under the Basic Documents, substantially in the form of Exhibit VI-C annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

         "HENDERSON DEVELOPMENT DOCUMENTS" means the Development Agreement dated as of February 21, 1997, by and between Ranch Center Associates Limited Partnership, a Nevada limited partnership ("Ranch I"), Ranch Center Associates II, a Nevada general partnership (collectively with Ranch I hereinafter referred to herein as "Ranch"), and Santa Fe Valley, together with the Construction, Operation and Reciprocal Easement Agreement between Ranch and Santa Fe Valley and the Access Fee Agreement between Ranch and Santa Fe Valley both referenced in the Development Agreement, and all other instruments and documents executed in connection with such Development Agreement, Construction, Operation and Reciprocal Easement Agreement or Access Fee Agreement or any of the transactions described therein.

         "HENDERSON DEVELOPMENT SUBSIDIARY" has the meaning assigned to such term in Section 6.10.

         "HENDERSON ENVIRONMENTAL INDEMNITY" means the Environmental Indemnity Agreement to be issued by Company and SGC on the Effective Date in favor of Collateral Agent for the benefit of Holders and certain other indemnified parties therein pursuant to which Company and SGC indemnify Collateral Agent for the benefit of Holders and certain other indemnified parties therein against environmental risks, substantially in the form of Exhibit VII-C annexed hereto, as it may hereafter be amended, supplemented or otherwise modified from time to time.

         "HENDERSON ENVIRONMENTAL REPORT" means the Phase I Environmental Site Assessment dated November 5, 1997 prepared by Western Technologies, Inc. as project number 4187JL296 relating to the Henderson Premises delivered to Holders prior to the Effective Date.

         "HENDERSON FACILITY" means the Henderson Premises and the Henderson Improvements.

         "HENDERSON IMPROVEMENTS" means all buildings, structures, facilities and other improvements of every kind and description (if any) now or hereafter located on the Henderson Premises, including all parking areas, roads, driveways, walks, fences, walls, beams, recreation facilities, drainage facilities, lighting facilities and other site improvements, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems, all screens, awnings, floor coverings, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment and personal property of every kind and description now or hereafter located on the Henderson Premises or attached to the improvements that by the nature of their location thereon or attachment thereto are real property under applicable law; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements.

         "HENDERSON PREMISES" means the real property to be acquired by Company on the Effective Date situated in Henderson, Nevada, and more particularly described in Schedule 1.1B annexed hereto.

         "HENDERSON PROPERTY DOCUMENTS" all agreements and documents other than the Basic Documents relating to the Henderson Facility, including the Henderson Development Documents specified on Schedule 1.1C annexed hereto.

         "HENDERSON RELEASE DATE" means the first date on which (i) Company has prepaid the Notes (together with applicable interest and premium) with available funds (other than Collateral or the proceeds of Collateral other than proceeds from the transfer of the Henderson Facility) in a principal amount of not less than $20,000,000.00 and has transferred the Henderson Facility to a Person (which may be the Henderson Development Subsidiary but not any other Subsidiary of Company), (ii) no Event of Default or Potential Event of Default has occurred and is continuing and (iii) the Collateral Agent has received an Officer's Certificate from SGC and Company certifying that clauses (i) and (ii) hereof have been satisfied and that the Henderson Release Date has occurred.

         "HENDERSON SUBORDINATION AGREEMENT" means a Subordination Agreement in the form annexed as Exhibit XV hereto.

         "HENDERSON SUBSIDIARY" means SFV, Inc., a Nevada corporation and wholly owned Subsidiary of Company.

         "HENDERSON TITLE COMPANY" has the meaning assigned to such term in
Section 4.1E.

         "HENDERSON TITLE POLICY" has the meaning assigned to such term in
Section 4.1E.

         "HENDERSON TRANSFER" means the transfer of the Henderson Facility from Santa Fe Valley to Company, which shall occur on the Effective Date.

         "HENDERSON TRANSFER DOCUMENTS" means all agreements, instruments and documents to be entered into by Santa Fe Valley, Company and other Persons in connection with the sale of Henderson Facility to Company.

         "HHP" means Howard Hughes Properties, Limited Partnership, a Delaware limited partnership.

         "HOLDER" and "HOLDERS" has the meaning set forth in the Introduction to this Agreement and shall include the successors and assigns of any Holder.

         "IMPROVEMENTS" means the Wet 'N' Wild Improvements and the Henderson Improvements.

         "INDEBTEDNESS," as applied to any Person, means, without duplication,
(i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (excluding any trade payables payable in the ordinary course of business), (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (vi) any Contingent Obligation.

         "INITIAL HOLDERS" mean CSFB and SunAmerica.

         "INTERCREDITOR AGREEMENT means the Intercreditor Agreement among SunAmerica and CSFB, substantially in the form of Exhibit XIII annexed hereto, as amended, supplemented or otherwise modified from time to time.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "JOINT VENTURE" means a joint venture, partnership or other similar arrange ment, whether in corporate, partnership, limited liability company or other legal form; provided that
                  --------
in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "JUNIOR SUBORDINATED NOTES" means the Junior Subordinated Notes under and as defined in the Certificate of Designation of the SGC Preferred Stock or any other securities that are issued in exchange for or to redeem, acquire or otherwise pay SGC Preferred Stock.

         "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give any security interest and any mechanic's liens) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "LOWDEN FAMILY" means Mr. Paul Lowden and Mrs. Suzanne Lowden and the executors, administrators or legal representatives of their estates, heirs, distributees and beneficiaries, any trust as to which any of the foregoing is a settlor or co-settlor, any trustee of the estate of any of the foregoing that is bankrupt or insolvent, any guardian or conservator of any of the foregoing that is adjudged disabled or incompetent, and any corporation, partnership or other entity which is an Affiliate of any of the foregoing. Lowden Family shall also mean any lineal descendants of the grandparents of such Persons, but only to the extent that the beneficial ownership of the Voting Stock held by such lineal descendants was directly received (by gift, trust or sale) from any such Person.

         "LOWDEN FAMILY DISCLOSURE" has the meaning assigned to such term in
Section 6.1.

         "LOWDEN FAMILY PAYMENT" means any direct or indirect compensation, salary, bonus or other payment or distribution or transfer of any nature made to Mr. Paul Lowden or any other Person described in the definition of Lowden Family other than (i) any payment, distribution or transfer consisting solely of shares of common stock of SGC or warrants, options and/or other rights to acquire common stock of SGC or (ii) distributions made generally to the shareholders of SGC in respect of their capital stock that are not prohibited under this Agreement.

         "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, liabilities, condition (financial or otherwise) of SGC and its Subsidiaries, taken as a whole, Company, the Wet `N' Wild Premises, or, until the Henderson Release Date, the Henderson Facility, or
(ii) the impairment of the ability of any Credit Party to perform, or of Collateral Agent or any Holder to enforce, any of the Obligations.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan", as defined in
Section 3(37) of ERISA, to which SGC, Company or any of their respective ERISA Affiliates is contributing or has an obligation to contribute to, or to which such an obligation existed, or contribution was made within the last six years, or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

         "NOTES" means the Tranche A Notes and the Tranche B Notes.

         "OBLIGATIONS" means all obligations of every nature of Company and each other Credit Party from time to time owed to Collateral Agent, Holders or any of them under this Agreement, the Notes or any other Basic Document, whether for principal, interest, fees, expenses, indemnification or otherwise and whether or not the obligation is allowed as a claim in any proceeding referred to in subsection 7.6 or 7.7.

         "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by (i) its chairman of the board (if an officer) or its president or one of its vice presidents and (ii) its chief financial officer or its treasurer.

         "ORIGINAL NOTE PURCHASE AGREEMENT" has the meaning set forth in the Introduction to this Agreement.

         "ORIGINAL NOTES" has the meaning set forth in the Introduction to this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

         "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

         (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 5.4;

         (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; and

         (iii) easements, rights of tenants, reservations, covenants, rights-of-way, restrictions, minor defects, minor encroachments or minor irregularities in title and other similar immaterial charges or encumbrances that (a) arise prior to the Effective Date and are approved in writing by Requisite Holders or (b) arise after the Effective Date and would not, individually or in the aggregate, result in a Material Adverse Effect.

         "PERMITTED EQUITY FINANCING" means the issuance by Company of its common stock, preferred stock or related equity securities to third party investors in exchange for cash paid to Company, provided that in no event shall
                                                --------
the equity securities issued in connection with any Permitted Equity Financing be entitled, in the aggregate (before or after giving effect to the occurrence of any contingency set forth therein), to elect a majority of the Board of Directors of Company or represent 50% or more of the Voting Stock of any class of equity security of Company and, after giving effect thereto, no Change of Control shall have occurred or will occur; provided further, that the terms and conditions (including all documents and agreements) of the Permitted Equity Financing shall be in form and substance satisfactory to the Holders of more than 50% in aggregate principal amount of the Tranche B Notes and, after giving effect to the Permitted Equity Financing, Company shall be an indirect Subsidiary of SGC. The terms and conditions of the Permitted Equity Financing shall be deemed satisfactory to the Holders of more than 50% in aggregate principal amount of the Tranche B Notes have not objected to such terms and conditions within ten Business Days of receipt of a written notification from Company specifying all of the terms and conditions proposed in sufficient detail reasonably requested by such Holders.

         "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks and other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "PIONEER BONDS" means the 13 1/2% First Mortgage Bonds due 1998 of Pioneer Finance issued pursuant to the Pioneer Indenture.

         "PIONEER FINANCE" means Pioneer Finance Corp., a Nevada corporation.

         "PIONEER INDENTURE" means that certain Indenture dated as of December 1, 1988 among Pioneer Finance, Sahara Casino Partners, L.P., a Delaware limited partnership ("Sahara Casino"), as Guarantor and Security Pacific National Bank, as Trustee, as amended by the First Supplemental Indenture dated as of December 21, 1988 among Pioneer Finance, Sahara Casino and Security Pacific National Bank, as Trustee, the Second Supplemental Indenture dated as of September 30, 1993 among Pioneer Finance, Sahara Casino, Pioneer Operating Limited Partnership, a Nevada limited partnership, Pioneer Hotel, Inc., a Nevada corporation, SGC, as successor Guarantor, and Bank of America National Trust and Savings Association, as Trustee, and the Third Supplemental Indenture dated as of August 31, 1995 among Pioneer Finance, SGC and IBJ Schroeder Bank & Trust Company, as Trustee.

         "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "PREMISES" means the Wet 'N' Wild Premises and the Henderson Premises.

         "RELEASE" has the meaning set forth in the Deeds of Trust, as applicable.

         "REQUISITE HOLDERS" means Holders having or holding more than 66 2/3% of the principal balance of the outstanding Notes.

         "REQUISITE TRANCHE A HOLDERS" means Holders having or holding more than 66 2/3% of the principal balance of the outstanding Tranche A Notes.

         "REQUISITE TRANCHE B HOLDERS" means Holders having or holding more than 66 2/3% of the principal balance of the outstanding Tranche B Notes.

         "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of SGC or Company now or hereafter outstanding, except a dividend payable solely in shares of that class of capital stock to the holders of that class or in options, warrants or other rights to purchase such capital stock,
(ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of SGC or Company now or hereafter outstanding (other than in exchange for capital stock of SGC or Company or options, warrants or other rights to purchase such capital stock), (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of SGC or Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any indebtedness of Company to SGC or any of SGC's Subsidiaries or Affiliates or with respect to any Junior Subordinated Notes.

         "SAHARA RESORTS" means Sahara Resorts, a Nevada corporation.

         "SAHARA RESORTS GUARANTY" means the Guaranty dated as of July 29, 1997, issued by Sahara Resorts as such Guaranty may be amended, supplemented or otherwise modified from time to time.

         "SAHARA RESORTS PLEDGE AGREEMENT" means the Pledge Agreement dated as of July 29, 1997 by Sahara Resorts, as such Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

         "SAI" has the meaning set forth in the Introduction to this Agreement.

         "SANTA FE VALLEY" means Santa Fe Valley, Inc., a Nevada corporation.

         "SECOND AMENDMENT TO COMPANY DEED OF TRUST" means that certain Second Amendment to the Company Deed of Trust, substantially in the form of Exhibit VI-B annexed hereto, executed and delivered on the Effective Date.

         "SECOND AMENDMENT TO COMPANY ENVIRONMENTAL INDEMNITY" means that certain Second Amendment to the Company Environmental Indemnity, substantially in the form of Exhibit VII-B annexed hereto, executed and delivered on the Effective Date.

         "SECOND AMENDMENT TO COMPANY SECURITY AGREEMENT" means the Second Amendment to Company Security Agreement, substantially in the form Exhibit IV-B annexed hereto, executed and delivered on the Effective Date.

         "SECOND AMENDMENT TO WET 'N' WILD SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT" means that certain Second Amendment to the Wet 'N' Wild Subordination, Non-Disturbance and Attornment Agreement substantially in the form of Exhibit XIV annexed hereto, executed and delivered on the Effective Date.

         "SECURITY AGREEMENTS" means the Company Security Agreement, the Sahara Resorts Pledge Agreement, the Company Pledge Agreement, the Casino Properties Pledge Agreement, the Hacienda Hawaiian Pledge Agreement, the Collateral Account Agreement, the Cash Collateral Agreement, and the Additional Collateral Account Agreement, as each such Security Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

         "SFHI" means Santa Fe Hotel Inc., a Nevada corporation.

         "SFHI CASH FLOW" means, for any period, the sum of the following amounts without duplication for such period with respect to SFHI and its consolidated Subsidiaries: (i) net income, (ii) provisions for taxes based on income, (iii) interest expense, (iv) lease payments made with respect to equipment leased pursuant to the sale/leaseback transactions of gaming equipment permitted pursuant to the SFHI Indenture (as such lease agreements may be amended, modified or supplemented from time to time) to the extent not included in item (iii) above; provided that such lease payments (including any such lease
                     --------
payments included in item (iii) above) shall not exceed $200,000 per month, (v) depreciation expense, (vi) amortization expenses and (vii) other non-cash items reducing net income but excluding any component of items (ii) through (vi) not deducted in calculating net income minus non-cash items increasing net income,
                                   -----
other than items excluded from the calculation thereof, all as determined for SFHI in conformity with GAAP.

         "SFHI INDENTURE" means that certain Indenture dated as of December 29, 1993 among SFHI, SGC, as guarantor, and IBJ Schroeder Bank & Trust Company as trustee, as amended.

         "SFHI NOTES" means the 11% First Mortgage Notes issued by SFHI pursuant to the terms of the SFHI Indenture.

         "SGC" has the meaning set forth in the Introduction to this Agreement.

         "SGC GUARANTY" means the Guaranty dated as of January 16, 1996 issued by SGC, as such Guaranty may be amended, supplemented or otherwise modified from time to time.

         "SGC PREFERRED STOCK" means SGC's Exchangeable Redeemable Preferred Stock, $2.14 liquidation preference per share, issued prior to the Closing Date pursuant to the Certificate of Designation for Exchangeable Redeemable Preferred Stock and any such Exchangeable Redeemable Preferred Stock issued after the Closing Date to pay dividends in kind with respect thereto.

         "SIERRA NOTE" means the Note issued by SGC in favor of Sierra Construction Corp.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, limited liability company, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "SUNAMERICA" has the meaning set forth in the Introduction to this Agreement.

         "TRANCHE A NOTES" means $37,000,000 in principal amount of Company's 9.75% Notes Due December 15, 1999 issued to CSFB on the Effective Date, as amended, modified or otherwise supplemented or replaced from time to time. The Tranche A Notes issued on the Effective Date shall consist of a Tranche A-1 Note in the principal amount of $17,000,000, a Tranche A-2 Note in the principal amount of $10,000,000, and a Tranche A-2 Note in the principal amount of $10,000,000.

         "TRANCHE B NOTES" means $20,500,000 in principal amount of Company's 13.25% Notes Due December 15, 1999 issued to SunAmerica on the Effective Date, as amended, modified or otherwise supplemented or replaced from time to time. The Tranche B Notes issued on the Effective Date shall consist of a Tranche B-1
Note in the principal amount of $5,000,000 and a Tranche B-2 Note in the principal amount of $15,500,000.

         "VOTING STOCK" means any class of Capital Stock of any Person then outstanding entitled to vote in elections of directors (without regard to the occurrence of any contingency).

         "WET 'N' WILD APPRAISAL" means an updated, self contained MAI appraisal of the Wet 'N' Wild Premises and the Wet 'N' Wild Improvements, and prepared to USPAP standards for loan purposes by a MAI appraiser acceptable to Holders and licensed as an appraiser in the State of Nevada which shall be satisfactory in form, scope and substance to Holders.

         "WET 'N' WILD DOCUMENTS" means the Existing Wet 'N' Wild Lease Documents and all other agreements and documents other than the Basic Documents relating to the Wet 'N' Wild Facility to which Company is a party, including the agreements and documents specified on Schedule 1.1C annexed hereto.

         "WET 'N' WILD ENVIRONMENTAL REPORT" means the Phase I Environmental Site Assessment dated November 5, 1997 prepared by Western Technologies, Inc. as project number 4187JL297 relating to the Wet 'N' Wild Premises delivered to Holders prior to the Effective Date.

         "WET 'N' WILD IMPROVEMENTS" means all buildings, structures, facilities and other improvements of every kind and description now or hereafter located on the Wet 'N' Wild Premises, including all parking areas, roads, driveways, walks, fences, walls, beams, recreation facilities, drainage facilities, lighting facilities and other site improvements, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems, all screens, awnings, floor coverings, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment and personal property of every kind and description now or hereafter located on the Wet 'N' Wild Premises or attached to the improvements that by the nature of their location thereon or attachment thereto are real property under applicable law; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements.

         "WET 'N' WILD FACILITY" means the Wet 'N' Wild Premises and the Wet 'N' Wild Improvements.

         "WET 'N' WILD FLORIDA" means Wet 'N' Wild Florida, Inc., a Florida corporation.

         "WET 'N' WILD PREMISES" means the real property owned by Company situated in Las Vegas, Nevada, and more particularly described in Schedule 1.1A annexed hereto.

         "WET 'N' WILD SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT" means the Wet 'N' Wild Subordination, Non-Disturbance and Attornment Agreement executed and delivered by Company, Wet 'N' Wild Tenant, and Collateral Agent dated as of January 16, 1996, as amended by the First Amendment to the Wet 'N' Wild Subordination, Non-Disturbance and Attornment Agreement and the Second Amendment to the Wet 'N' Wild Subordination, Non-Disturbance and Attornment Agreement, and as it may be amended, supplemented or otherwise modified from time to time.

         "WET 'N' WILD TENANT" means Wet 'N' Wild Nevada, Inc., a Nevada corporation and assignee of Wet 'N' Wild Florida's interest under the Existing Wet 'N' Wild Lease.

         "WET 'N' WILD TENANT SALE AGREEMENT" means the Agreement for Sale of Partnership Interest and Dissolution of Partnership dated as of January 1, 1987 among Hughes Entertainment, Ltd., a Nevada limited partnership, Wet 'N' Wild, Ltd., a Florida limited partnership and Wet 'N' Wild Florida.

         "WET 'N' WILD TITLE COMPANY" has the meaning assigned to such term in
Section 4.1E.

         "WET 'N' WILD TITLE POLICY" has the meaning assigned to such term in
Section 4.1E.

    1.2  ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS
         ------------------------------------------------------------------
UNDER AGREEMENT.  Except as otherwise expressly provided in this Agreement, all
---------------
accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by SGC or Company to Holders pursuant to subsections 5.1A and 5.1B shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 5.1D). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 3.3.

    1.3  OTHER DEFINITIONAL PROVISIONS.  References to "Sections" and
         -----------------------------
"subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

SECTION 2.  THE NOTES; CLOSING; DELIVERY

    2.1A AUTHORIZATION OF EXISTING NOTES.  Company has authorized the issuance
         -------------------------------
and sale and has issued the Existing Notes to SunAmerica and SAI, as Holders, pursuant to the terms and conditions of the Existing Note Purchase Agreement.

    2.1B AUTHORIZATION OF RESTRUCTURE OF EXISTING NOTES AND ISSUANCE OF
         --------------------------------------------------------------
ADDITIONAL NOTES.  Company has authorized the restructure of the Existing Notes,
----------------
and, in connection therewith, the issuance and sale of the Tranche A Notes in an aggregate principal amount of $37,000,000 to CSFB, as a Holder, and the issuance and sale of the Tranche B Notes in an aggregate principal amount of $20,500,000 to SunAmerica, as a Holder, pursuant to the terms and conditions hereof and as provided herein. The Tranche A Notes and the Tranche B Notes shall replace the Existing Notes.

    2.2  PURCHASE AND SALE OF NOTES.  Subject to the terms and conditions
         --------------------------
hereof, Company will issue and sell to CSFB and CSFB will purchase from Company on the Effective Date $37,000,000 in principal amount of Tranche A Notes consisting of four separate Tranche A Notes as further specified in the definition of the Tranche A Notes herein. On the Effective Date, subject to the terms and conditions hereof, CSFB shall pay the $37,000,000 subscription price of the Tranche A Notes to be purchased by CSFB, $15,000,000 of which shall be paid directly to SAI in cash by wire transfer of immediately available funds to pay in full (together with the cash interest payment referred to in Section 2.3 hereof) the Existing Note issued to SAI and SAI shall thereupon deliver such Existing Note to Company for cancellation, and $22,000,000 of which shall be paid to Company or at its direction in cash by wire transfer of immediately available funds against delivery to CSFB of Tranche A Notes as provided above in the aggregate principal amount of $37,000,000.

         Subject to the terms and conditions hereof, Company will restructure on the Effective Date the Existing Note issued to SunAmerica in the principal amount of $20,000,000 by issuing to SunAmerica two Tranche B Notes as further specified in the definition of the Tranche B Notes herein in an aggregate principal amount of $20,500,000, which Tranche B Notes shall amend and restate in its entirety such Existing Note; it being understood that SunAmerica shall
                                    -----------------------------------------
wire transfer $500,000 in immediately available funds to the Company or at its
-------------
direction against delivery to SunAmerica of the Tranche B Notes as provided above. On the Effective Date, subject to the terms and conditions hereof, Company shall deliver to SunAmerica the Tranche B Notes (together with the cash interest payment referred to in Section 2.3 hereof), and SunAmerica shall deliver its Existing Note to Company for cancellation.

    2.3  CLOSING AND DELIVERY OF NOTES.  A pre-closing of the purchase and sale
         -----------------------------
of the Notes shall be held at O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, CA on November 25, 1997 or at such other time and place as the parties may agree upon. The "Closing", as used herein, shall mean the date that the Second Amendment to the Company Deed of Trust and the Henderson Deed of Trust are recorded and all conditions to the Effective

Date hereunder have been satisfied or waived by the Holders. Subject to the terms of this Agreement, at the Closing, Company will deliver to CSFB four Tranche A Notes in the aggregate principal amount of $37,000,000 and to SunAmerica two Tranche B Notes in the aggregate principal amount of $20,500,000, Company will pay to SunAmerica and SAI from the Cash Collateral Account all accrued interest due to SunAmerica and SAI under the Existing Notes and Company will satisfy the terms and conditions of the Closing set forth in subsection
4.1. If at the Closing Company shall fail to tender the Notes to the Holders as provided above in this subsection 2.3 and subsection 2.2, or any of the terms or conditions specified in subsection 4.1 shall not have been fulfilled to each Holder's satisfaction, the Holders shall, at their election, be relieved of all further obligations under this Agreement to purchase the Notes. In no event shall the Closing occur after December 2, 1997.

    2.4  CERTAIN TERMS OF THE NOTES; PAYMENT OF INTEREST.
         -----------------------------------------------

         A. INTEREST. The Tranche A Notes shall bear interest at a rate of 9.75% per annum, computed on the basis of a 360-day year of twelve 30 day months. The Tranche B Notes shall bear interest at a rate of 13.25% per annum, computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes shall be payable semi-annually on June 20 and December 20 of each year, commencing December 20, 1997 and at the scheduled maturity of the Notes on December 15, 1999. In addition to the foregoing, interest on the Notes shall be payable on and to any date of any prepayment, redemption or other payment of the Notes (to the extent accrued on the amount of the prepayment, redemption or other payment) and at maturity (including at any accelerated maturity).

         B. STATED MATURITY. The principal evidenced by the Notes matures on December 15, 1999, and on such date, or on any accelerated maturity, the full amount of principal then outstanding, and all accrued and unpaid interest thereon, shall be due and payable.

         C. POST-MATURITY INTEREST. From the occurrence and during the continuance of an Event of Default, the principal of the Notes and, to the extent permitted by applicable law, all accrued interest on the Notes and any fees or other amounts owed hereunder shall bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) compounded monthly payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the Notes (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under the Notes). Payment or acceptance of the increased rates of interest provided for in this subsection 2.4C is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent or any Holder. For the purpose of complying with NRS 99.050, Company hereby declares that it understands that to the extent interest accrued under the Notes, late charges or other fees and accruals under this Agreement and the other Basic Documents are added to the outstanding principal owing hereunder and the other Basic Documents, a compounding of interest results which compounding is agreed to by Company as a part of the terms of this Agreement and the other Basic Documents.

         D. LATE CHARGES. If any payment of principal and/or interest or any other amount payable hereunder or under the other Basic Documents is not paid when due, Company shall pay to each Holder, on demand, a late charge (the "Late Charge") of five cents ($0.05) for each dollar so overdue in order to compensate such Holder for its loss of the timely use of the money and frustration of such Holder in the meeting of its financial commitments. Nothing contained herein shall constitute an extension of any due date for, or a waiver of any obligation to pay, any amounts payable hereunder or under the other Basic Documents.

         E. RIGHT OF REQUISITE TRANCHE B HOLDERS TO REQUIRE SALE OF SFHI NOTES TO PAY INTEREST ON DECEMBER 20, 1998 AND JUNE 20, 1999. On or before each of November 20, 1998 and May 20, 1999, Company shall provide to the Tranche B Holders evidence satisfactory to the Holders of more than 50% in aggregate principal amount of the Tranche B Notes that Company has or will have on or prior to December 15, 1998 or June 15, 1999, as applicable, sufficient funds to pay in full the interest payments on the Notes due on December 20, 1998 and June 20, 1999, respectively. If Company does not provide such satisfactory evidence with respect to its ability to pay either the December 1998 or June 1999 interest payment, at the written instruction of the Holders of more than 50% in aggregate principal amount of the Tranche B Notes, the Company shall sell SFHI Notes held as Collateral, and deposit the proceeds thereof in the Cash Collateral Account and apply such proceeds to make the interest payment due on the Notes on December 20, 1998 and June 20, 1999.

         F. BACK-END FEES. On the date on which the principal amount of the Tranche A Notes is paid in full, Company shall pay to CSFB $675,000 in cash as an additional structuring advisory fee in respect of the Tranche A Notes; provided that if on such date an Event of Default has occurred and is continuing, such fee shall be deferred and shall be paid on the date on which the fee described in the next succeeding sentence is due. On the date on which the principal amount of the Tranche B Notes is paid in full, Company shall pay to SunAmerica $1,425,000 in cash as an additional structuring advisory fee in respect of the Tranche B Notes.

    2.5  GENERAL PROVISIONS REGARDING PAYMENTS; OPTIONAL REDEMPTION; MANDATORY
         ---------------------------------------------------------------------
REDEMPTION AND CHANGE IN CONTROL REPURCHASE; RELEASE OF SFHI NOTES AS
---------------------------------------------------------------------
COLLATERAL.
----------

         A.   GENERAL PROVISIONS REGARDING PAYMENTS.

         (i) Manner and Time of Payment.  All payments by Company of principal,
             --------------------------
    interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without reductions of any payment on account of any defense, set-off or counterclaim, free of any restriction or condition and without surrender or presentation of such Note, and delivered to the applicable Holder not later than 11:00 A.M. (Los Angeles time) on the date due at its address and in the manner set forth in Schedule 2 annexed hereto (or at such other place and in such other manner as such Holder may designate from time to time by written notice to Company); funds received by the applicable Holder after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

         (ii) Application and Apportionment of Payments.  Subject to the
              -----------------------------------------
    Intercreditor Agreement, all payments made hereunder shall be applied first to late charges, costs and expenses owing to Collateral Agent and then to Holders hereunder and under the other Basic Documents, second to accrued interest due under the Tranche A Notes, third to accrued interest due under the Tranche B Notes, fourth to the principal balance of the Tranche A Notes and fifth to the principal balance of the Tranche B Notes. Subject to
    Section 2.5E, aggregate principal, interest and applicable late charge payments shall be ratably apportioned among all outstanding Tranche A Notes or Tranche B Notes, as the case may be, to which such payments relate.

         (iii)  Notation of Payment.  Each Holder agrees that before disposing
                -------------------
    of any Note held by it, or any part thereof (other than by granting participations therein), that Holder will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in
                           --------
    the making of) a notation of the Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note or any payments of principal or interest on such Note.

         B.   OPTIONAL REDEMPTION.

         (i) Optional Redemption.  The Notes shall not be redeemable prior to
             -------------------
    June 15, 1998. From and after June 15, 1998 to and including December 15, 1998, the Tranche A Notes shall be redeemable at any time in whole or in part the option of Company at a price paid in immediately available funds of 101 1/2% of the principal amount thereof, and the Tranche B Notes shall be redeemable at any time in whole or in part at the option of Company at a price paid in immediately available funds of 104 1/2% of the principal amount thereof, together in each case with accrued interest to the redemption date and the applicable fee set forth in subsection 2.4E. During the period from and including December 16, 1998 to and including June 15, 1999, the Tranche A Notes shall be redeemable at any time in whole or in part at the option of Company at a price paid in immediately available funds of 101% of the principal amount thereof and the Tranche B Notes shall be redeemable at any time in whole or in part at the option of Company at a price paid in immediately available funds at 103% of the principal amount thereof, together with accrued interest to the redemption date and the applicable fee set forth in subsection 2.4E. During the period from and including June 16, 1999 to and including November 15, 1999, the Tranche A Notes shall be redeemable at any time in whole or in part at the option of Company at price paid in immediately available funds of 100 1/2% of the principal amount thereof and the Tranche B Notes shall be redeemable at any time in whole or in part at the option of Company at a price paid in immediately available funds of 101 1/2% of the principal amount thereof, together with accrued interest to the redemption date and applicable fee set forth in subsection 2.4E. The Tranche A Notes and the Tranche B Notes shall be redeemable after November 15, 1999 at any time in whole or in part at the option of Company at a price paid in immediately available funds of 100% of the principal amount thereof, together with accrued interest thereon and the applicable fee set forth in subsection 2.4E. Company shall give Holders not less than thirty days prior written notice of a redemption pursuant to this subsection 2.5B (i) and shall not redeem Notes pursuant to this subsection 2.5B except in a minimum aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 thereof.

         (ii) Redemption Upon Sale of Wet 'N' Wild Premises.  Notwithstanding
              ---------------------------------------------
    clause (i) above, if Company transfers the Wet 'N' Wild Premises to an unaffiliated third party or to another Person with the prior written consent of the Holders of more than 50% of the aggregate principal amount of the Tranche B Notes, the Tranche A Notes shall be immediately redeemed by Company in whole at a price paid in cash equal to the redemption price payable in connection with the optional redemption of Tranche A Notes pursuant to subsection 2.5B(i) (or, if prior to June 15, 1998, at 101 1/2% of the principal amount thereof) and the Tranche B Notes shall be immediately redeemed by Company in whole at a price paid in cash equal to the redemption price payable in connection with the optional redemption of Tranche B Notes pursuant to subsection 2.5B(i) (or, if prior to June 15, 1998, at 104 1/2% of the principal amount thereof), in each case, plus accrued but unpaid interest thereon to the redemption date and the applicable fee set forth in subsection 2.4E; provided that if the net
                                                 --------
    proceeds of any such transfer are sufficient to redeem the Tranche A Notes on the terms set forth in this subsection 2.5B(ii), Company may, with the consent of the Holders of more than 50% in aggregate principal amount of the Tranche B Notes, transfer the Wet 'N Wild Premises to such Person if the net proceeds of such transfer are used to redeem, as contemplated by this subsection, in full the Tranche A Notes and such portion of the Tranche B Notes as may be redeemed after giving effect to the redemption of the Tranche A Notes. If the Company requests the consent of the Holders of more than 50% of the Tranche B Notes under this subsection 2.5B(ii), if such Holders have not responded to such request in writing within ten (10) Business days of the receipt by the Holders of the Tranche B Notes of such request, such request shall be deemed to have been rejected.

         C.   MANDATORY REDEMPTION AND CHANGE IN CONTROL REPURCHASE.

         (i) Payment Required Under Deeds of Trust.  Company shall redeem or
             -------------------------------------
    otherwise pay the principal amount of the Notes (beginning with the Tranche A Notes until the Tranche A Notes have been paid in full) and accrued interest thereon as required pursuant to the Deeds of Trust, at a redemption price equal to the redemption price payable in connection with the optional redemption of Tranche A Notes or Tranche B Notes as applicable, pursuant to subsection 2.5B (i) (or if prior to June 15, 1998, at 101 1/2% of the principal amount so redeemed in the case of the Tranche A Notes and 104 1/2% of the principal amount so redeemed in the case of the Tranche B Notes) plus accrued and unpaid interest thereon to the redemption date and any applicable fee set forth in subsection 2.4E.

         (ii) Redemption Based on Redemption or Transfer of SFHI Notes.  If any
              --------------------------------------------------------
    SFHI Notes that constitute Collateral are mandatorily redeemed under the SFHI Indenture with the proceeds of any recovery as a result of casualty or condemnation or pursuant to Section 3.8 of the SFHI Indenture, the same principal amount of Notes (beginning with the Tranche A Notes until the Tranche A Notes have been paid in full) shall be immediately redeemed with accrued interest thereon to the redemption date, at a redemption price equal to 100% of the principal amount so redeemed (or, if the redemption is a voluntary redemption or any other type of redemption, purchase or other payment of any nature under the SFHI Indenture, at a redemption price equal to the redemption price payable in connection with the optional redemption of Tranche A Notes or Tranche B Notes as applicable, pursuant to subsection 2.5B (i) or, if prior to June 15, 1998, at 101-1/2% of the principal amount so redeemed in the case of the Tranche A Notes and 104 1/2% of the principal amount so redeemed in the case of the Tranche B Notes) plus accrued and unpaid interest thereon to the redemption date and if the Tranche A Notes or Tranche B Notes have been paid in full, the applicable fee set forth in subsection 2.4E.

         (iii)  Redemption Based on SFHI Cash Flow.  If as of the end of any
                ----------------------------------
    fiscal quarter commencing as of the four-quarter period ending on December 31, 1997, SFHI Cash Flow for the preceding four quarter period is less than $13,500,000, Company will be required to redeem a principal amount of Notes (beginning with the Tranche A Notes until the Tranche A Notes have been paid in full) equal to $7,000,000 in the aggregate at a redemption price equal to the redemption price payable in connection with the optional redemption of Tranche A Notes pursuant to Section 2.5B(i) (or, if prior to June 15, 1998, at 101 1/2% of the principal amount so redeemed) plus accrued and unpaid interest thereon to the redemption date which shall be within 30 days after the date of delivery by SGC of financial statements for such fiscal quarter pursuant to subsection 5.1A; it being understood that Company or Collateral Agent shall be entitled to sell SFHI Notes held as Collateral to persons other than SGC or any of its Affiliates in order to make such redemption and that the Holders of more than 50% in aggregate principal amount of the Tranche B Notes shall be entitled to amend or waive this subsection 2.5C(iii) without the consent of any Holders of the Tranche A Notes. Company shall only redeem Notes as provided in this subsection 2.5C(iii) on one occasion.

         (iv) Redemption Upon Sale of Henderson Premises.  If Company transfers
              ------------------------------------------
    any portion of the Henderson Premises, $20,000,000 in principal amount of the Notes beginning with the Tranche A Notes shall be immediately redeemed by Company at a redemption price equal to the redemption price payable in connection with the optional redemption of Tranche A Notes or Tranche B Notes as applicable pursuant to subsection 2.5B(i) (or if prior to June 15, 1998, at 101 1/2% of the principal amount so redeemed in the case of the Tranche A Notes and 104 1/2% of the principal amount so redeemed in the case of the Tranche B Notes) plus accrued and unpaid interest thereon to the redemption date and, if the Tranche A Notes or the Tranche B Notes have been paid in full, the applicable fee set forth in subsection 2.4E.

         (v) Change-of-Control Repurchase.  If there is a Change of Control (the
             ----------------------------
    date of such Change of Control being the "Change of Control Date"), then
                                              ----------------------
    Company shall promptly thereafter notify each Holder in writing of such occurrence and not later than ten Business Days after such Change of Control Date shall commence an offer to repurchase (the "Change of Control
                                                     -----------------
    Repurchase Offer") all of the outstanding Notes on the Change of Control
    ----------------
    Payment Date (as defined below) at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest to the date of repurchase (and at no other premium). The Change of Control Repurchase Offer shall remain open for 20 Business Days following the date Company mails notice of the Change of Control Repurchase Offer to the Holders or such longer period required by applicable law. Notice of a Change of Control Repurchase Offer shall be mailed by Company to the Holders of the Notes at their last registered addresses with copies to Collateral Agent. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Repurchase Offer. The notice shall state:

              (1) that the Change of Control Repurchase Offer is being made pursuant to this subsection 2.5C(v), that Notes may be surrendered in whole or in part (in denominations of $1,000 and integral multiples thereof), and that all Notes tendered will be accepted for payment;

              (2) that any Notes not tendered will continue to accrue interest;

              (3) that any Notes accepted for payment pursuant to the Change of Control Repurchase Offer shall cease to accrue interest after the date on which such Notes are paid;

              (4) that Holders electing to have Notes purchased pursuant to a Change of Control Repurchase Offer will be required to surrender their Notes, with the form entitled "Option of Holder to Elect Repurchase" on the reverse of the Note completed, to Company prior to the close of business on the expiration date of the Change of Control Repurchase Offer;

              (5) that Holders will be entitled to withdraw their election if Company receives, not later than the close of business on the Business Day immediately preceding the expiration date of the Change of Control Repurchase Offer, a telegram telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder's election to have such Notes purchased;

              (6) that the Holders whose Notes are tendered only in part will be issued Notes representing the unpurchased portion of the Notes surrendered;

              (7) the instructions Holders must follow in order to tender their Notes; and

              (8) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical financial information after giving effect to such Change of Control, information regarding the persons acquiring control and such person's business plans going forward).

         On the expiration of the Change of Control Repurchase Offer, Company shall (A) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Repurchase Offer, (B) promptly transfer to the Holders immediately available funds sufficient to pay the purchase price of all Notes or portions thereof so tendered and (C) promptly deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered.
If the events which give rise to a Change of Control Repurchase Offer cease to exist prior to completion of such repurchase offer, then Company shall not be obligated to repurchase any of the Notes and may revoke any offer set forth above (whether before or after acceptance thereof by any Holder) and will not be liable to make the payments set forth above with respect to any revoked offer.

         (vi) Appraisal Deficit Redemption.  If and to the extent that, as of
              ----------------------------
    the Effective Date, 80% of the Aggregate Appraised Value is less than the aggregate principal amount of the Notes as of the Effective Date (such amount, the "Appraisal Deficit Amount"), then on December 31, 1997 (such date, the "Appraisal Deficit Redemption Date"), Company shall redeem a principal amount of Tranche A Notes equal to the Appraisal Deficit Amount at a redemption price equal to 100% of the principal amount so redeemed plus accrued and unpaid interest thereon to the redemption date unless, prior to the Appraisal Deficit Redemption Date, Company has delivered updated, restated or new MAI Appraisals with respect to either or both of the Wet 'N' Wild Property and the Henderson Property to the Holders, in form and substance satisfactory to Requisite Holders and 80% of the Aggregate Appraised Value reflected in such MAI Appraisals is equal to or greater than the principal amount of the Notes.

         D.   REPURCHASE PURSUANT TO ANY GAMING LAW.

         (i) If required to be found suitable by any Gaming Authority, all Holders and beneficial owners of Notes, whether initial Holders, beneficial owners or subsequent transferees, shall be subject to the suitability provisions of the applicable Gaming Law and shall apply for a finding of suitability within the earlier of (i) 30 days after the applicable Gaming Authority requests that such Holder or beneficial owner apply for a finding of suitability, or (ii) the time period prescribed by such Gaming Authority for such application. The Holder or beneficial owner required to be found suitable shall pay all costs of the investigation for such finding. In the event that any Gaming Authority determines that a Holder or beneficial owner is not suitable under such Gaming Authority's Gaming Laws or such Holder or beneficial owner fails to submit for a finding of suitability as required by such Gaming Authority in its sole discretion, then, promptly after the date that such Holder or beneficial owner (the "Unsuitable Holder") is found unsuitable or fails to submit for a finding of suitability (the "Unsuitability Date"), SGC and Company shall provide written notice to that effect to such Unsuitable Holder and the Unsuitable Holder must thereafter dispose of, pursuant to subsection 2.5D(ii), all Notes the Unsuitable Holder then possesses, either directly, indirectly or beneficially. Immediately upon the Unsuitability Date, the Unsuitable Holder shall have no further right
(a) to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by any Note(s) and (b) to receive any interest or any other distribution or payment with respect to any such Note(s) or any remuneration in any form from Company or SGC; provided, however,
                                                             --------  -------
that after the Unsuitability Date, interest on any such Note(s) shall continue to accrue for the benefit of any subsequent Holder thereof.

         (ii) Within 30 days after receipt of the notice referred to in clause
(i) above or such shorter period as the Gaming Authorities may prescribe, (1) the Unsuitable Holder shall sell its Note(s) either directly or through a bona fide brokerage transaction, in either case on arms-length terms, to a Person who has not previously been found unsuitable by the Gaming Authorities and who is not an Affiliate of the Unsuitable Holder or (2) at the election of Company, Company may redeem such Holder's Notes at the lower of (i) the principal amount thereof, or (ii) the amount which the Unsuitable Holder paid for the Note(s), together in either case with accrued interest up to the Unsuitability Date.

         (iii) The provisions of this subsection 2.5D shall be construed in accordance with the provisions of the applicable Gaming Laws.

         E. PRO RATA REDEMPTION. Subject to the terms and conditions of the Intercreditor Agreement and except as otherwise provided in this Agreement, in the event of any redemption in which the aggregate principal amount of Notes to be redeemed is less than the entire principal amount of Notes outstanding, Company shall apply all payments made hereunder first to fees, late charges, costs and expenses owing to Collateral Agent hereunder and under the other Basic Documents, second to accrued interest due under the Tranche A Notes pro rata, third to the principal balance of the Tranche A Notes pro rata, fourth to accrued interest due under the Tranche B Notes pro rata, and fifth to the principal balance of the Tranche B Notes pro rata (with such adjustments as may be deemed appropriate by Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased) Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered in connection with a redemption.

         F.   RELEASE OF SFHI NOTES AS COLLATERAL.  If and to the extent that
(i) the Wet `N' Wild Facility constitutes Collateral hereunder and (ii) the principal amount of SFHI Notes held as Collateral under the Company Security Agreement exceeds the principal amount of outstanding Notes (the amount of such excess, the "Excess Principal Amount"), then, so long as no Event of Default or Potential Event of Default has occurred and is continuing, Collateral Agent shall release its security interest held on behalf of Holders in SFHI Notes in a principal amount not to exceed the Excess Principal Amount within five (5) Business Days after receiving the written request of Company directing that such release occur which request shall certify that no Event of Default or Potential Event of Default has occurred and is continuing; provided that Collateral Agent
                                                 --------
shall not release its security interest in any such SFHI Notes unless and until Company has demonstrated in a manner satisfactory to Collateral Agent that immediately upon such release, the SFHI Notes released will be contributed or otherwise transferred to SFHI and retired or otherwise cancelled unless the Holders of more than 50% in aggregate principal amount of the Tranche B Notes have agreed that such contribution and retirement need not occur; it being
                                                                  --------
understood that Collateral Agent shall have no obligation to deliver to Company
----------
any instrument or instruments evidencing the SFHI Notes that is in excess of the Excess Principal Amount prior to receiving in exchange therefor a substitute instrument or instruments evidencing SFHI Notes in a principal amount not less than the principal amount required to be pledged hereunder and under the Company Security Agreement. Company agrees that the principal amount of SFHI Notes held as collateral shall equal or exceed the lesser of (i) principal amount of outstanding Notes and (ii) an amount equal to $33,120,000 minus any SFHI Notes sold in connection with any payment of interest pursuant to subsection 2.4E or with any prepayment pursuant to subsection 2.5C(iii) or subsection 2.5C(ii).

         G. RIGHT OF FIRST REFUSAL WITH RESPECT TO SFHI NOTES. In the event that Company desires to sell any SFHI Notes (whether pursuant to the Basic Documents or otherwise) to any Person, Company shall give the Initial Holders written notice thereof (the "Sale Notice") which notice shall include the price at which Company intends, to sell such SFHI Notes (the "Sale Price").

          The Initial Holders or their respective designees shall then have the right to acquire any SFHI Notes subject to a Sale Notice upon the same terms and conditions stated in the Sale Notice by giving written notice of their willingness to acquire such SFHI Notes to Company within one (1) Business Day of receipt by the Initial Holders of such Sale Notice. If such Person elect or are deemed to elect not to acquire such SFHI Notes, then Company may sell the SFHI Notes pursuant to such Sale Notice on the same terms and conditions set forth in the Sale Notice delivered to the Initial Holders. If the terms of such Sale Notice are changed from the terms set forth in the Sale Notice delivered to the Initial Holders in any manner that is favorable to such third party (including any reduction of the Sale Price), then Company shall be obligated to deliver to the Initial Holders written notice of such changes and the Initial Holders or their respective designees will again have a right to acquire such SFHI Notes on the basis of such changed terms in accordance with the terms and provisions (and within the time periods set forth) above. If Company fails to sell the SFHI Notes pursuant to such Sale Notice within thirty days after delivery of the Sale Notice to the Initial Holders then Company shall be obligated to redeliver the Sale Notice to the Initial Holders prior to selling the SFHI Notes pursuant to such Sale Notice, and the Initial Holders or their respective designees will again have a right to acquire such SFHI Notes in accordance with the terms and provisions (and within the time periods set forth) above.

         In the event that both Initial Holders elect to acquire particular SFHI Notes pursuant to this subsection 2.5G, then each Initial Holder shall acquire 50% of the aggregate principal amount of SFHI Notes subject to the Sale Notice. In the event that an Initial Holder elects to acquire particular SFHI Notes pursuant to this subsection 2.5G and the other Initial Holder does not elect to acquire such SFHI Notes, the Initial Holder electing to acquire such SFHI Notes shall acquire all of the SFHI Notes subject to the Sale Notice.

         In no event shall this subsection 2.5G or any election by any Person constitute a deferral or waiver of any required payment under any Basic Document or other term or provision of any Basic Document.

    2.6  REPLACEMENT OF NOTES.  Upon receipt of evidence reasonably satisfactory
         --------------------
to Company of the loss, theft, destruction or mutilation of a Note and upon delivery of an unsecured indemnity agreement reasonably satisfactory to Company from any Holder of such Note or, in the case of any such mutilation, upon the surrender of such Note for cancellation to Company at its principal office, Company, at its expense, will execute and deliver, in lieu thereof, a new Note of like tenor, dated in the case of a Note, so that there will be no loss of interest. Any Note in lieu of which any such new Note has been so executed and delivered by Company, thereupon shall not be deemed an outstanding Note for any purpose under this Agreement. Notwithstanding the foregoing provisions of this subsection 2.6, if any Note of which SunAmerica, SAI, CSFB or any other institutional Holder is the owner is lost, stolen or destroyed, then the affidavit of such Holder's Treasurer or Assistant Treasurer (or other responsible officials), setting forth the name of the owner of such Note and the circumstances with respect to such loss, theft or destruction, shall be accepted as satisfactory evidence thereof, and no indemnity shall be required as a condition to the execution and delivery by Company of a new Note in lieu of such Note (or as a condition to the payment thereof, if due and payable) other than SunAmerica's, SAI, CSFB or such Holder's written agreement to indemnify Company.

    2.7  TAXES.  In the event of the passage of any state, Federal, municipal or
         -----
other governmental law, order, rule or regulation subsequent to the date hereof
(i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of any of the Deeds of Trust or debts secured by mortgages (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Collateral Agent or any Holder, either directly or indirectly, on any of the Deeds of Trust, this Agreement, the Guaranties or any of the other Basic Documents or to require an amount of taxes to be withheld or deducted therefrom, SGC and Company will promptly notify Collateral Agent or such Holder, as applicable, of such event. In such event, SGC and Company shall (i) jointly and severally agree to enter into such further instruments as may be reasonably necessary or desirable to obligate Company to make additional payments to fully and timely discharge such items and (ii) jointly and severally guarantee such additional payments. If SGC and Company are not permitted by law to do that which is required by the preceding sentence, Collateral Agent or such Holder, as applicable, shall be entitled to exercise any or all of its rights and remedies under the Basic Documents, including the right to accelerate the Obligations. The obligations of SGC and Company under this subsection shall survive the payment of the Notes.

    2.8  REGISTRATION; TRANSFER; REGISTRATION OF TRANSFER AND EXCHANGE.
         -------------------------------------------------------------

         A. Company shall maintain a register for its Notes, which shall provide for the registration of the Notes and of transfers of the Notes. Upon surrender for registration or transfer of any Note or any portion thereof together with an Assignment Agreement in the form of Exhibit XVI annexed hereto entered into by the transfering Holder and the applicable transferee or transferees, Company, at its expense, shall execute and deliver, in the name of the designated transferee or transferees and the transferor, as applicable, one or more new Notes, as applicable; provided, however, that in connection with any
                                  --------  -------
such transfer, the Holder requesting the transfer shall provide to Company evidence reasonably satisfactory to it that the transfer is to a "qualified institutional buyer" or an "accredited investor," as such terms are defined in Rule 144A and 501, respectively, of the Securities Act, and is exempt from the registration requirements of the Securities Act and, if the transfer is to an entity or person other than a "qualified institutional buyer", a Company shall be provided with an opinion of counsel reasonably satisfactory to it that the transfer is so exempt from the registration requirements of the Securities Act; provided further, that, in connection with any transfer, the Holder requesting
-------- -------
such transfer shall provide to Company, the Collateral Agent and the other Holders an amendment to Schedule 2 annexed hereto that sets forth payment and other information with respect to such transferee or transferees and shall also deliver to the Collateral Agent and each other Holder an Intercreditor Assumption Agreement and the Assignment Agreement referred to above executed by each such transferee provided, further, that Company shall not be required to register the transfer of Notes to a transferee with a principal amount of less than $2,000,000; provided, further, that, if no Event of Default has occurred and is continuing, Company shall have the right to consent (which consent shall not unreasonably be withheld or delayed) to any transfer of Notes that causes SunAmerica, SAI and their Affiliates to hold, in the aggregate, less than 51% of the legal or beneficial interests in all outstanding Tranche B Notes. Notes may be exchanged at the option of any Holder thereof for Notes of a like aggregate principal amount in the same name but in different denominations. Whenever any Notes are so surrendered for exchange, Company, at its expense, shall execute and deliver the Notes which the Holder making the exchange is entitled to receive. All Notes issued upon any registration of transfer or exchange thereof shall be the valid obligations of Company, evidencing the same debt, and entitled to the same benefits, as Notes surrendered upon such registration of transfer or exchange. Each Note presented or surrendered for registration or transfer or exchange shall (if so required by Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to Company, duly executed by the Holder thereof or its attorney duly authorized in writing.

         B. In connection with any transfer of the Notes pursuant to the exemption from the provisions of Section 5 of the Securities Act afforded by Rule 144A promulgated thereunder, Company hereby agrees to provide (i) at the request of any transferring Holder, including any transferee thereof or Person who has been granted a participation in any Note pursuant to this Agreement, to such Holder and to any prospective transferee designated to Company in writing by such Holder, and (ii) at such prospective transferee's request to such Holder to Company, the information required by paragraph (d)(4)(i) (or any successor provision) of Rule 144A under the Securities Act.

    2.9  REPRESENTATION OF HOLDERS.  Each Holder represents to SGC and Company
         -------------------------
that on the Effective Date such Holder is an "accredited investor" within the meaning of Section 501 of the Securities Act, is acquiring the Notes for investment and is not acquiring the Notes with a view to the distribution or sale of the securities within the meaning of the Securities Act, subject, however, to any requirement of law that the disposition of its property be at all times within its control.


SECTION 3.  REPRESENTATIONS AND WARRANTIES

         To induce the Holders to enter into this Agreement, and to hold the Notes hereunder, SGC and Company each represent, warrant and covenant to each Holder, as of the Effective Date as follows:

    3.1  ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING AND OTHER MATTERS.
         --------------------------------------------------------------------

         A. ORGANIZATION AND POWERS; QUALIFICATION AND GOOD STANDING. Each Credit Party is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each Credit Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Basic Documents to which it is or may be party and to carry out the transactions contemplated thereby. Each Credit Party is qualified to do business and in good standing in Nevada and in every other jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in such other jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

         B. SUBSIDIARIES AND JOINT VENTURES. All of the Subsidiaries and Joint Ventures of SGC as of the Effective Date are identified in Schedule 3.1B annexed hereto. The capital stock of each of the Subsidiaries of SGC identified in Schedule 3.1B annexed hereto is duly authorized, validly issued, fully paid and nonassessable. Each of the Subsidiaries and Joint Ventures of SGC identified in Schedule 3.1B annexed hereto is a corporation or other entity duly organized or formed, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 3.1B annexed hereto correctly sets forth, as of the Effective Date, the ownership interest of SGC and each of its Subsidiaries in each of their respective Subsidiaries and Joint Ventures.

         C. CAPITALIZATION. The authorized capital stock of SGC consists of 100,000,000 shares of common stock, par value .01 per share, of which 6,195,356 shares are outstanding and 10,000,000 shares of preferred stock, par value .01 per share, of which 8,556,651 shares of SGC Preferred Stock are outstanding. The authorized capital stock of Company consists of 20,000 shares of common stock, par value $10 per share, of which 57 shares are issued and outstanding, 50 of which are owned by Sahara Resorts, five of which are owned by Casino Properties and two of which are owned by Hacienda Hawaiian. The authorized capital stock of Sahara Resorts consists of 10,000 shares of common stock, par value $0.20 per share, of which 10,000 are issued and outstanding, all of which are owned by SGC.

         D. EXISTING WET 'N' WILD LEASE INDEBTEDNESS AND OTHER INDEBTEDNESS. Company is not liable with respect to any Indebtedness except for the Notes and the Existing Wet 'N' Wild Lease Guaranty and the outstanding principal amount of the Existing Wet 'N' Wild Lease Note was $5,434,862 as of October 31, 1997. As of the Effective Date, SGC and its Subsidiaries are not liable with respect to Indebtedness individually in excess of $100,000 except for Indebtedness listed on Schedule 3.1D. Schedule 3.1D correctly identifies the maturity date and the amount and date of all amortization or other payments required to be made in respect of such Indebtedness and the Persons who are obligated (whether pursuant to a guaranty or otherwise) to pay such Indebtedness. Schedule 1.1C correctly identifies all of the Henderson Property Documents and the Wet 'N' Wild Documents.

         E. OTHER BASIC DOCUMENTS. All representations and warranties in each other Basic Document are true and correct in all material respects.

    3.2  AUTHORIZATION OF NOTES AND OTHER BASIC DOCUMENTS AND RELATED MATTERS.
         --------------------------------------------------------------------

         A. AUTHORIZATION OF NOTES AND OTHER BASIC DOCUMENTS. The execution and delivery by each Credit Party of each Basic Document to which each is a party and the performance by each Credit Party of their respective obligations thereunder have been duly authorized by all necessary corporate action on the part of each such Credit Party, as applicable.

         B. NO CONFLICT. The execution, delivery and performance by each Credit Party of each Basic Document to which it is party and the consummation of the transactions contemplated by the Basic Documents, do not and will not (i) violate any provision of any law or any governmental rule or regulation (including any Gaming Laws or, based on the representation and warranty of Holders contained in subsection 2.9 hereof, federal securities laws) applicable to any Credit Party or any of their respective Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of any Credit Party or any of their respective Subsidiaries or any order, judgment or decree of any court or other agency of government binding on any Credit Party or any of their respective Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under the SFHI Indenture, the Pioneer Indenture, the Wet 'N' Wild Documents, the Hacienda Indenture, the Sierra Note, the Henderson Property Documents or any other Contractual Obligation of any Credit Party or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party or any of their respective Subsidiaries (other than any Liens created under any of the Basic Documents in favor of Collateral Agent or Holders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Credit Party or any of their respective Subsidiaries, except for such approvals or consents which will be obtained on or before the Effective Date and disclosed in writing to Holders.

         C. GOVERNMENTAL CONSENTS. Assuming the accuracy of Holders' representation contained in subsection 2.9, the execution, delivery and performance by each Credit Party and their respective Subsidiaries of each Basic Document and the consummation of the transactions contemplated by each Basic Document do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other Governmental Authority or regulatory body, including but not limited to any Gaming Board.

         D. BINDING OBLIGATION. Each of the Basic Documents to which each Credit Party is party has been duly executed and delivered by each such Credit Party, as applicable, and is the legally valid and binding obligation of each such Credit Party, as applicable, enforceable against each such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         E. OFFERINGS. No Credit Party or any of their respective Subsidiaries has, directly or indirectly, offered the Notes, or any part thereof, or (within the last six months) any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than the Holders as of the Effective Date and their Affiliates and not more than 10 other institutional investors. Assuming the accuracy of the representations and warranties of the Holders contained in subsection 2.9, the offer, issuance and sale of the Notes to the Holders in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and comply or will comply with federal securities and state blue sky laws applicable to such offer, sale and issuance.

         F. USE OF PROCEEDS. SGC and Company have used all of the proceeds received from the sale of the Existing Notes as provided in subsection 3.2F and
5.10 of the Existing Note Purchase Agreement. SGC and Company will use the proceeds of the Notes as provided in subsection 5.10 hereof.

    3.3  FINANCIAL CONDITION.  SGC and Company have heretofore delivered to
         -------------------
Holders at Holders' request, the following financial statements and information: the audited consolidated financial statements of SGC and its Subsidiaries for the fiscal years ended September 30, 1996, 1995 and 1994 and for the fiscal quarter ended June 30, 1997. All such statements were prepared in conformity with GAAP and fairly present the consolidated financial position of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended. SGC and its Subsidiaries do not (and will not following the issuance of the Notes) have any material Contingent Obligation or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the aforementioned financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of SGC, Company, or any of their respective Subsidiaries.

    3.4  NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.  Since
         ---------------------------------------------------------
September 30, 1997, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since September 30, 1997, neither

SGC nor Company has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so.

    3.5  TITLE TO PROPERTIES; LIENS.  SGC and Company have (or in the case of
         --------------------------
the Henderson Facility, will have as of the Effective Date) (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other property, including personal property), the Premises and Improvements, as applicable, and all of their other respective properties and assets reflected in the financial statements referred to in subsection 3.3, in each case except as disclosed in the notes to such financial statements and for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6. Except as permitted by this Agreement, the properties and assets of Company are free and clear of Liens.

    3.6  LITIGATION; ADVERSE FACTS.  Except as disclosed in SGC's Annual Report
         -------------------------
on Form 10-K for the fiscal year ending September 30, 1996 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of any Credit Party or any of their respective Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of any Credit Party, threatened against any Credit Party or any of their respective Subsidiaries or any property of any Credit Party or any of their respective Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Credit Party or any of their respective Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

    3.7  PAYMENT OF TAXES.  Except to the extent permitted by subsection 5.4,
         ----------------
all tax returns and reports of each Credit Party and their respective Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon any Credit Party and their respective Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid or are being contested in good faith by appropriate proceedings. No Credit Party knows of any proposed tax assessment against any Credit Party or any of their respective Subsidiaries except as disclosed on Schedule 3.7 annexed hereto and any such proposed tax assessment is being actively contested by such Credit Party or Subsidiary, as applicable, in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if
             --------
any, as shall be required in conformity with GAAP shall have been made or provided therefor. No governmental entity has, during the past three years, examined, or is in the process of examining, any tax return of any Credit Party or any of their respective Subsidiaries. No governmental entity has proposed (tentatively or definitively), asserted or assessed, or, to the knowledge of any Credit Party threatened to propose or assert, any deficiency, assessment or claim for taxes, which delinquency, assessment or claim is not described on Schedule 3.7 annexed hereto, no such delinquency, assessment or claim could reasonably be expected to have a Material Adverse Effect and, to the best knowledge of each Credit Party, there would be no basis for any such delinquency, assessment or claim. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against any Credit Party or any of their respective Subsidiaries or with respect to any tax return filed or to be filed by any Credit Party or any of their respective Subsidiaries. Following the Effective Date, the assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the liability recorded therefor on the financial statements delivered to Holders pursuant to subsection 3.3. There are no material unresolved questions or claims concerning the tax liability of any Credit Party or any of their respective Subsidiaries.

    3.8  PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.  No Credit
         --------------------------------------------------------
Party or any of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations except as described on Schedule
3.8 annexed hereto and no such default could reasonably be expected to result in a Material Adverse Effect and, to the knowledge of SGC and Company, no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

    3.9  GOVERNMENTAL REGULATION.  No Credit Party or any of their respective
         -----------------------
Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

    3.10 EMPLOYEE BENEFIT PLANS AND EMPLOYEE MATTERS.
         -------------------------------------------

         A. Each Credit Party and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. No ERISA Event has occurred or is reasonably expected to occur.

         B. Schedule 3.10 annexed hereto lists all Employee Benefit Plans. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of any Credit Party or any of their respective ERISA Affiliates. As of the most recent valuation date for any Pension Plan, no Pension Plan has any unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA).

    3.11  ENVIRONMENTAL PROTECTION.  Except as set forth in Schedule 3.11
          ------------------------
annexed hereto, in each particular instance, with respect to the particular clause of this subsection 3.11 to which such exception is taken:

         (i) the operations of Company and Santa Fe Valley (including, without limitation, all operations and conditions at or in any Facility) related to the Facilities comply in all material respects with all Environmental Laws;

         (ii) each of Company and Santa Fe Valley has obtained all Governmental Authorizations under Environmental Laws necessary to its operations related to the Facilities, and all such Governmental Authorizations are in good standing, and Company and Santa Fe Valley are in compliance with all material terms and conditions of such Governmental Authorizations;

         (iii) neither Company nor Santa Fe Valley has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Material related to the Facilities or
    (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or comparable state laws, with respect to the Facilities and, none of the operations of Company or Santa Fe Valley is the subject of any federal or state investigation relating to or in connection with any Hazardous Material at the Facilities or any Hazardous Material in any other manner related to the Facilities;

         (iv) neither Company nor Santa Fe Valley is a party to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

         (v) none of Company, Santa Fe Valley, nor the Facilities is subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims;

         (vi) neither Company nor Santa Fe Valley has any contingent liability in connection with any Release of any Hazardous Material related to the Facilities which could reasonably be expected to have a Material Adverse Effect;

         (vii) Company, Santa Fe Valley and, to the best knowledge of each officer of SGC and Company, none of their predecessors have filed any notice under any

    Environmental Law indicating past or present treatment or Release of Hazardous Material at the Facilities and none of Company's or Santa Fe Valley's operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

         (viii) except as disclosed in the Environmental Reports, no Hazardous Material exists on, under or about the Facilities in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect, Company and Santa Fe Valley and, to Company's knowledge, their predecessors have not filed any notice or report of a Release of any Hazardous Material that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

         (ix) none of Company, Santa Fe Valley and, to the best knowledge of each officer of SGC and Company, any of their predecessors have disposed of any Hazardous Material in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

         (x) to the knowledge of SGC and Company, no underground storage tanks or surface impoundments are on or at the Facilities; and

         (xi) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to the Facilities.

    3.12 SOLVENCY.  Upon the consummation of all the transactions contemplated
         --------
by this Agreement and the Basic Documents: (i) the present fair salable value of the assets of each Credit Party as an entirety will exceed the amount that will be required to pay their probable liability on existing debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent), as they become absolute and matured; (ii) the sum of the debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) of each Credit Party will not exceed the aggregate value of all of their property, fairly valued, assuming sale in an orderly manner and not subject to any type of distressed or forced liquidation; (iii) the capital of each Credit Party will not be unreasonably small for such Credit Party to carry on their businesses; and (iv) no Credit Party intends to, nor does it or believe it will, by virtue of consummating the transactions contemplated hereby, incur debts that will be beyond its ability to pay as they mature.

    3.13 CERTAIN FEES.  No broker's or finder's fee or commission will be
         ------------
payable with respect to this Agreement or any of the transactions contemplated hereby and SGC and Company hereby jointly and severally indemnify each Holder against, and agree that they will hold each Holder harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

    3.14 DISCLOSURE.    No representation or warranty of any Credit Party or any
         ----------
of their respective Subsidiaries contained in any Basic Document or in any other document, certificate or written statement furnished to any Holder by or on behalf of any Credit Party or any of their respective Subsidiaries for use in connection with the transactions contemplated by this Agreement, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.


SECTION 4.  CONDITIONS TO EFFECTIVENESS

    4.1  CONDITIONS TO OBLIGATIONS OF HOLDERS TO PURCHASE NOTES ON THE EFFECTIVE
         -----------------------------------------------------------------------
DATE.  The obligations of each Holder to purchase the Notes to be purchased by
----
such Holder pursuant to this Agreement are subject to the fulfillment, at or prior to the Effective Date, of the following conditions, any one or more of which may be waived by the Holders:

         A. CREDIT PARTY AND SANTA FE VALLEY DOCUMENTS. On or before the Effective Date, each of SGC and Company shall deliver or cause to be delivered to the Holders the following:

         (i) Certified copies of the Articles or Certificate of Incorporation of each Credit Party and Santa Fe Valley (including, in the case of SGC, the Certificate of Designations for the Preferred Stock), together with a good standing certificate from the Secretary of State of the State of Nevada (or, in the case of Hacienda Hawaiian, the Department of Commerce and Consumer Affairs of the State of Hawaii) and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such state, each dated a recent date prior to the Effective Date;

         (ii) Copies of the Bylaws of each Credit Party and Santa Fe Valley, certified as of the Effective Date by its corporate secretary or an assistant secretary;

         (iii) Resolutions of Board of Directors of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party, certified as of the Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment, and in the case of Santa Fe Valley, authorizing the sale of the Henderson Facility;

         (iv) Signature and incumbency certificates of the officers of each Credit Party executing this Agreement and the other Basic Documents to which it is a party and of the officers of Santa Fe Valley executing the deed and other documents relating to the sale of the Henderson Facility;

         (v) in the case of Company, executed originals of this Agreement, the Notes to be issued to the Holders on the Effective Date (duly executed in accordance with subsection 2.3, payable to such Holders and with appropriate insertions), the Second Amendment to the Company Deed of Trust, Henderson Deed of Trust, Second Amendment to Company Environmental Indemnity, Henderson Environmental Indemnity, Second Amendment to Wet 'N' Wild Subordination, Non-Disturbance and Attornment Agreement, Second Amendment to Company Security Agreement, the Consent to Amendment and Restatement and the other Basic Documents to which it is party;

         (vi) in the case of SGC, executed originals of this Agreement, the Second Amendment to Company Environmental Indemnity, the Henderson Environmental Indemnity and the Consent to Amendment and Restatement, and the other Basic Documents to which it is party;

         (vii) in the case of Sahara Resorts, executed originals of the Consent to Amendment and Restatement; and

         (viii) in the case of Casino Properties, executed originals of the Consent to Amendment and Restatement;

         (ix) in the case of Hacienda Hawaiian, executed originals of the Consent to Amendment and Restatement;

         (x) in the case of Santa Fe Valley, the deed transferring title to the Henderson Facility to Company and all other Henderson Transfer Documents executed in connection with such transfer; and

         (xi) such other documents as any Holders may reasonably request.

         B. LEGAL OPINIONS. The Holders shall have received (i) originally executed copies of one or more favorable written opinions of Gibson, Dunn & Crutcher LLP and Vargas & Bartlett, counsel for the Credit Parties and Case, Bigelow & Lombardi, special counsel for Hacienda Hawaiian, dated as of the Effective Date and setting forth substantially the matters in the opinions designated in Exhibit IX-A, Exhibit IX-B and Exhibit IX-C annexed hereto and as to such other matters as the Holders may reasonably request and (ii) evidence satisfactory to the Holders that the Credit Parties have requested such counsel to deliver such opinions to the Holders.

         C. OFFICERS CERTIFICATE REGARDING CERTAIN CONDITIONS. The following conditions shall be satisfied and each Credit Party shall have delivered to the Holders an Officers' Certificate, in form and substance satisfactory to the Holders, to that effect:

         (i) The representations and warranties of each Credit Party, as the case may be, contained herein and in the other Basic Documents shall be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date;

         (ii) No event shall have occurred and be continuing as of the Effective Date, or would result from the consummation of the issuance of the Notes, the transfer of the Henderson Facility to Company or the other transactions contemplated by the Basic Documents, that would constitute an Event of Default or a Potential Event of Default;

         (iii) Each Credit Party shall have performed all agreements and satisfied all conditions which this Agreement and the other Basic Documents provide shall be performed or satisfied by each such Credit Party on or before the Effective Date; and

         (iv) No Credit Party has given notice to Collateral Agent or any Holder under Nevada Revised Statute Section 106 or otherwise that any indebtedness evidenced by any Note issued on or after the Effective Date will not be secured by the Lien so created by the Deeds of Trust or any other Basic Document.

         D. PERFECTION OF SECURITY INTERESTS AND RELATED MATTERS. Company shall have taken or caused to be taken such actions in such a manner so that Collateral Agent, for the benefit of Holders, has a valid and perfected first priority security interest in all Collateral, in which a Lien is purported to be granted by the Basic Documents or any of them, executed as of the Effective Date. Such actions shall include, without limitation: (i) evidence that original counterparts of the Second Amendment to Company Deed of Trust and the Second Amendment to Wet 'N' Wild Subordination, Non-Disturbance and Attornment Agreement were recorded in all locations to the extent necessary or desirable, in the judgment of Collateral Agent, to maintain the effectiveness of a valid and enforceable first priority Lien (subject only to Permitted Encumbrances) on the Wet 'N' Wild Premises in favor of Collateral Agent for the benefit of Holders; (ii) the delivery to Collateral Agent of Uniform Commercial Code financing statements, executed by Company as to the Collateral granted by Company for all jurisdictions as may be necessary or desirable to perfect Collateral Agent's security interest in such Collateral; (iii) evidence that counterparts of the Henderson Deed of Trust were recorded in all locations to the extent necessary or desirable, in the judgment of Collateral Agent, effectively to create a valid and enforceable Lien (subject only to Permitted Encumbrances) on the Henderson Facility in favor of Collateral Agent for the benefit of Holders, and (iv) evidence reasonably satisfactory to Collateral Agent that all other filings, recordings and other actions Collateral Agent deems necessary or advisable to establish, preserve and perfect the first priority Liens (subject to the Liens permitted under subsection 6.2) granted to Collateral Agent, for the benefit of Holders, in the Collateral shall have been made. In addition to the foregoing, on or prior to the Effective Date arrangements satisfactory to the Collateral Agent shall have been made to transfer all SFHI Notes and all proceeds thereto held in the Collateral Account to the Additional

Collateral Account and to terminate the Collateral Account Agreement and Collateral Account Letter.

         E.   TITLE POLICY FOR FACILITIES.  Holders shall have received a CLTA
110.5 Endorsement and CLTA 116 Endorsement in the forms required by Holders providing for the modification to the Company Deed of Trust, increasing the coverage under the title policy issued in connection with the funding of the Existing Notes (the "WET `N' WILD TITLE POLICY") to $52,900,000 which Endorsements are to be issued by Stewart Title Guaranty Company (the "WET `N' WILD TITLE COMPANY"). Holders shall have received a 1970 Form B American Land Title Association ("ALTA") extended coverage mortgagee form of title insurance policy, together with all endorsements required by Holders, in the amount of not less than $20,000,000 (the "HENDERSON TITLE POLICY") (with proof of the payment of the premiums thereon) or commitment therefor in form and substance acceptable to Holders issued by United Title Guaranty Company (the "HENDERSON TITLE COMPANY"), insuring the lien of the Henderson Deed of Trust to be a first priority lien against the Henderson Facility, free and clear of all defects, encumbrances and exceptions, except those provided for herein or approved by Holders and their counsel in writing, together with such affirmative insurance as Holders may require. The Henderson Title Policy shall contain, among other things:

         (i) full coverage against mechanic's liens (filed and inchoate), parties in possession and survey matters;

         (ii)  a foundation endorsement;

         (iii) a contiguity endorsement;

         (iv)  a zoning endorsement;

         (v) a reference to the survey but no survey exceptions except those theretofore approved in writing by Holders and their counsel;

         (vi)  Form 100 and 116.1 endorsements;

         (vii) an access to public streets endorsement; and

         (viii) such other items and endorsements requested by Holders.

         F. UCC AND JUDGMENT SEARCHES. Holders shall have received current searches of the UCC filing offices and judgment searches with the Offices of the Secretary of State of Nevada and the local recorder's office in Clark County and elsewhere showing no security interests or judgments affecting the Premises, the Improvements, Company, Santa Fe Valley, SGC or Sahara Resorts, Casino Properties or Hacienda Hawaiian other than those provided for herein.

         G. HENDERSON SURVEY. Holders shall have received a current survey prepared by a surveyor acceptable to Holders and licensed as a land surveyor in the State of Nevada, that shall (a) be satisfactory, in form, scope and substance, to Holders, and (b) contain the legal description of the Henderson Facility in form, scope and substance satisfactory to Holders, with a surveyor's certification in a form acceptable to the Holders from the surveyor to Holders and the Henderson Title Company and other persons reasonably requested by Holders.

         H. FLOOD INSURANCE. Holders shall have been provided with satisfactory evidence, which may be in the form of a letter from an insurance broker, municipal engineer, land surveyor or other knowledgeable source unaffiliated with Company, as to whether (a) the Premises are located in an area designated by the Department of Housing and Urban Development as having special flood or mudslide hazards, and (b) the community in which the Premises are located is participating in the National Flood Insurance Program. If both of the aforesaid conditions exist, Holders shall receive satisfactory policies of flood insurance covering the Improvements as required by the Flood Act.

         I. INSURANCE. Holders shall have received evidence, satisfactory to Holders, of insurance required to be procured and maintained pursuant to subsection 5.5 hereof and Section 8 of the Company Security Agreement, Section 6 of the Company Deed of Trust and Section 6 of the Henderson Deed of Trust indicating that, with respect to casualty insurance, such policies of insurance have been endorsed to name Collateral Agent, on behalf of Holders, as loss payee pursuant to a standard mortgagee clause and, with respect to liability insurance, such policies of insurance name Collateral Agent, on behalf of Holders, as an additional insured.

         J. APPRAISALS. Holders shall have received and approved the Appraisals, the appraised value of the Wet 'N' Wild Property shall be not less than $52,400,000 and the appraised value of the Henderson Property shall not be less than $18,400,000.

         K. NECESSARY CONSENTS AND APPROVALS. On or before the Effective Date, SGC and Company shall have obtained all consents and approvals to the transactions contemplated under this Agreement and the other Basic Documents and to the continuing operations of the business of SGC, Company and their Subsidiaries, of any Person required under any Contractual Obligation or other obligation (including obligations imposed by law) of SGC or Company or any of their respective Affiliates and of any governmental entity. Such consents and approvals shall be in full force and effect, and any applicable waiting periods shall have expired by the Effective Date without any action taken or threatened to be taken by any competent governmental authority which might restrain, prevent or otherwise impose adverse conditions on the transactions contemplated under this Agreement.

         L. ENVIRONMENTAL INFORMATION. Holders shall have received and approved the Environmental Reports and a reliance letter in favor of Collateral Agent from the consultants who prepared the Environmental Reports, in a form satisfactory to Holders.

         M. CHANGES IN STRUCTURE. Any changes in the management, capital or ownership structure of SGC or its Subsidiaries not previously disclosed to the Holders shall be satisfactory to the Holders in all respects.

         N. NO MATERIAL ADVERSE EFFECT. Since June 30, 1997, no Material Adverse Effect (in the sole opinion of Holders) shall have occurred.

         O. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Holders and its counsel shall be satisfactory in form and substance to the Holders and such counsel, and the Holders and its counsel shall have received all such counterpart originals or certified copies of such documents as the Holders may reasonably request.

         P. NO INJUNCTIONS, RESTRAINING ORDER OR ADVERSE LITIGATION. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Holder from acquiring any Notes on the Effective Date. As of the Effective Date, there shall not be pending or, to the knowledge of SGC or Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against SGC, Company or any of their respective Subsidiaries or any property of SGC, Company or any of their respective Subsidiaries that has not been disclosed by SGC or Company in writing pursuant to subsection 3.6 prior to the execution of this Agreement, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of the Holders, could be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement, the Basic Documents or the acquisition of the Notes hereunder.

         Q. NO VIOLATION OF LAW. The acquisition of the Notes shall not violate any law including, without limitation, Regulation G, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System.

         R. DOCUMENTS RELATING TO FACILITIES. On the Effective Date (i) the Holders shall have received any agreements or other documents relating to the Facilities all in form and substance satisfactory to the Holders; (ii) Holders shall have received an Officers' Certificate from SGC and Company stating that the applicable Wet 'N' Wild Documents and the

Henderson Property Documents to which such Person is a party are in full force and effect and no material term or condition thereof has been amended, modified or waived, that all agreements and conditions contained in the Wet 'N' Wild Documents, the Henderson Property Documents and any agreements or documents referred to therein required to be performed or complied with by SGC, Company and their respective Affiliates and, to the knowledge of SGC and Company, the other parties thereto on or before the Effective Date shall have been so performed or satisfied and that none of SGC, Company or any of their respective Affiliates, to the knowledge of SGC or Company, any other party to any Wet 'N' Wild Documents or any of the Henderson Property Documents is in default in the performance of or compliance with any of the terms or provisions thereof; (iii) Holders shall have received from the Wet 'N' Wild Tenant any estoppel certificates or other documents or certifications from the Wet 'N' Wild Tenant or the holder(s) of the Existing Wet 'N' Wild Lease Notes requested by Holders; and (iv) Holders shall have received from Ranch (as defined in the definition of Henderson Development Documents) an estoppel certificate and other certifications and agreements requested by the Initial Holders regarding the Henderson Development Documents.

         S. OTHER INDEBTEDNESS DOCUMENTS. On the Effective Date (i) the Holders shall have received any agreements or other documents relating to all Indebtedness described on Schedule 3.1D annexed hereto; and (ii) Holders shall have received an Officers' Certificate from SGC and Company stating that such documents are in full force and effect and no term or condition thereof has been amended, modified or waived, and that neither SGC nor any of its Subsidiaries is in default in the performance of or compliance with any of the terms or provisions thereof.

         T. PAYMENT OF FEES AND EXPENSES. Without limiting the provisions of subsection 9.2, SGC or its Affiliates other than Company shall have paid from their own funds, or shall have contributed to Company for payment on or before the Effective Date by wire transfer of immediately available funds, the reasonable fees, charges and disbursements arising in connection with the preparation, execution and delivery of the Basic Documents, including but not limited to the reasonable fees and expenses of counsel to SunAmerica and CSFB, O'Melveny & Myers LLP, Henderson & Nelson and Cadwalder, Wickersham & Taft, as applicable, and the reasonable fees and expenses of Company's counsel, Gibson, Dunn & Crutcher LLP, Jones Vargas and Case, Bigelow & Lombardi, to the extent an invoice therefor is received by SGC not less than one Business Day prior to the Effective Date; the appraisers retained to deliver the Appraisals, environmental and other consultants; closing costs; escrow fees; title issuance premiums; title search and survey costs; and the reasonable out-of-pocket expenses of Holders; provided that the selection of the appraiser and any environmental or
         --------
other consultant or experts shall not be made without Company's prior consent, which shall not be unreasonably withheld.

         U. USE OF PROCEEDS. SGC and Company shall be prepared to use and shall use the Note proceeds in accordance with subsection 5.10.

         V. HENDERSON TRANSFER. Company shall have acquired the Henderson Facility from Santa Fe Valley on the Effective Date concurrently with the issuance of the Notes and the following conditions shall have been satisfied:

          (i) all documents affecting the Henderson Transfer shall be in form and substance satisfactory to Holders;

         (ii)  the purchase price shall be not greater than $20,000,000; and

         (iii) Company shall have delivered to the Holders an opinion of an investment banking valuation firm acceptable to the Initial Holders concluding that the purchase price for the Henderson Facility is fair from a financial point of view addressed to each Holder and in form and substance satisfactory to Holders.

         W. INTERCREDITOR AGREEMENT. CSFB and SunAmerica shall have entered into the Intercreditor Agreement.


SECTION 5.  AFFIRMATIVE COVENANTS OF SGC AND COMPANY

         SGC and Company each hereby covenants and agrees that, until payment in full of the Obligations, unless the Requisite Holders shall otherwise give written consent, SGC and Company shall perform, and shall cause each of its respective Subsidiaries to perform, all covenants in this Section 5.

    5.1  FINANCIAL STATEMENTS AND RELATED INFORMATION.  SGC and Company will
         --------------------------------------------
maintain and cause the other Credit Parties to maintain a system of accounting established in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. SGC and Company will deliver to each Holder:

         A. QUARTERLY, ANNUAL AND OTHER REPORTS: as soon as available all annual and quarterly reports and such other information, documents and reports that SGC and its Subsidiaries are required to file with the Securities and Exchange Commission pursuant to Sections 13 and 15(d) of the Exchange Act.

         B. OFFICERS' CERTIFICATES: together with each delivery of quarterly and annual financial statements of SGC and its Subsidiaries pursuant to subsection 5.1A above, an Officers' Certificate of SGC stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of SGC, Company and their respective Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action SGC, Company and their respective Subsidiaries have taken, are taking and propose to take with respect thereto;

         C. RECONCILIATION STATEMENTS: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 3.3, the consolidated financial statements of SGC and its Subsidiaries delivered pursuant to subsection 5.1A will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subsections had no such change in accounting principles and policies been made, then together with the first delivery of financial statements pursuant to subsection 5.1A following such change, a written statement of the chief accounting officer or chief financial officer of SGC setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

         D. SEC FILINGS AND PRESS RELEASES: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by SGC to its security holders, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by SGC or any of their respective Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by SGC or any of their respective Subsidiaries to the public concerning material developments in the business of SGC or any of their respective Subsidiaries;

         E. EVENTS OF DEFAULT, ETC.: promptly upon any officer of any Credit Party obtaining knowledge (i) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Holder has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (ii) that any Person has given any notice to SGC, Company or any of their respective Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action SGC, Company and their respective Subsidiaries have taken, are taking and propose to take with respect thereto;

         F. LITIGATION OR OTHER PROCEEDINGS: promptly upon any officer of any Credit Party obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against SGC, Company or any of their Subsidiaries or any property of SGC, Company or any of their Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by SGC or Company to Holders or (Y) any material development in any Proceeding that, in any case:

              (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

              (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

written notice thereof together with such other information as may be reasonably available to SGC, Company or any of their respective Subsidiaries to enable Holders and their counsel to evaluate such matters;

         G. AMENDMENTS TO CERTAIN DOCUMENTS. With reasonable promptness but in any event within three Business Days of the execution thereof, copies of any amendment, supplement or modification to any Wet 'N' Wild Document, any Henderson Property Document, the SFHI Indenture, the Pioneer Indenture, the Hacienda Indenture, the Henderson Transfer Documents or the Sierra Note and copies of any agreement (or any amendment, supplement or modification to any agreement) evidencing indebtedness in excess of $100,000 of SGC or any of its Subsidiaries or any security agreement, deed of trust or other document relating thereto or any agreement or document relating to any of the Facilities;

         H. ERISA EVENTS: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action SGC, Company or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and upon the request of a Holder copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by SGC, Company or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan and such other documents or governmental reports or filings relating to any Employee Benefit Plan as any Holder shall reasonably request;

         I. ENVIRONMENTAL AUDITS AND REPORTS: promptly upon receipt thereof copies of all environmental audits and reports, whether or not prepared by or on behalf of any Credit Party or by independent consultants, with respect to any environmental matters relating to the Facilities; and

         J. OTHER INFORMATION: with reasonable promptness, such other information and data with respect to any Credit Party or any of their respective Subsidiaries as from time to time may be reasonably requested by Collateral Agent or any Holder.

    5.2  INSPECTION.  No more than once a fiscal quarter unless an Event of
         ----------
Default or Potential Event of Default has occurred and is continuing, SGC and Company will permit any authorized representative designated by any Holder or Holders of at least a majority in principal amount of the Tranche A Notes or the Tranche B Notes at such Person's own expense (unless a Potential Event of Default or an Event of Default has occurred and is continuing in which case at SGC's and Company's expense), to visit and inspect any Credit Party's properties or the properties of any of their respective Subsidiaries, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with the chief financial officer and any other persons approved by the chief financial officer, under the chief financial officer's direction, and, unless an Event of Default shall have occurred and be continuing, all upon at least three Business Days' notice and at reasonable times during normal business hours.

    5.3  CORPORATE EXISTENCE, ETC.  Except as permitted under subsection 6.3 or
         -------------------------
6.5, SGC and Company will preserve and keep in full force and effect their respective corporate existence and the corporate existence of each other Credit Party and all rights and franchises material to their respective businesses; provided, however, that SGC and Company shall not be required to preserve any
--------  -------
such right, license or franchise, or corporate or other existence of any other Credit Party (other than Sahara Resorts, Casino Properties, Hacienda Hawaiian and Company), if the Board of Directors of SGC and such Credit Party, as the case may be, shall determine in good faith in accordance with their respective charters that the preservation thereof is no longer desirable in the conduct of the business of SGC, and its Subsidiaries, taken as a whole, and Company and that the loss thereof is not adverse in any material respect to the Holders and will not have a Material Adverse Effect.

    5.4  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.  SGC and Company will,
         ----------------------------------------------
and will cause each of their respective Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim
                                        --------
need be paid if being contested in good faith by appropriate proceedings timely instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. SGC and Company will not, nor will they permit any of their respective Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than SGC, Company or any of their respective Subsidiaries). To the extent that the terms and provisions of the Deeds of Trust regarding payment of taxes and assessments on the Premises and Improvements conflicts with the terms and provisions of this Agreement, the terms and provisions of the Deeds of Trust shall govern.

    5.5  MAINTENANCE OF PROPERTIES; INSURANCE.  SGC and Company will, and will
         ------------------------------------
cause each of their respective Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of SGC, Company and their respective Subsidiaries (including, without limitation, intellectual property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. SGC and Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses and the properties and businesses of their respective Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. To the extent that the terms and provisions regarding the payment of insurance contained in the Deeds of Trust or Security Agreements conflict with the terms and provisions of this subsection 5.5, the terms and provisions of the Deeds of Trust and Security Agreements shall govern.

    5.6  COMPLIANCE WITH LAWS, ETC.  SGC and Company shall, and shall cause each
         --------------------------
of their respective Subsidiaries to, comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including but not limited to all applicable Environmental Laws and Gaming Laws, noncompliance with which could reasonably be expected to cause a Material Adverse Effect.

    5.7  ENVIRONMENTAL DISCLOSURE AND INSPECTION.
         ---------------------------------------

         A. Company shall exercise due diligence in order to comply and use its best efforts to cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws.

         B. After the occurrence and during the continuance of an Event of Default or otherwise at any time upon the reasonable request of any Holder or Holders holding not less than 50% of the principal amount of either the Tranche A Notes or the Tranche B Notes, Company agrees that such Holder may, from time to time and in its sole and absolute discretion, retain, at Company's expense, an independent professional consultant to review any report relating to Hazardous Material prepared by or for Company and, whether or not any such report exists, upon reasonable notice to Company, to conduct its own investigation of the Facilities, and SGC and Company each agree to use their respective best efforts to obtain permission for the professional consultant of such Holder or Holders to conduct its own investigation of the Facilities, Company hereby grants to Collateral Agent and its agents, employees, consultants and contractors the right to enter into or on to the Facilities to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of the Facilities shall be conducted, unless otherwise agreed to by Company and the requesting Holder, during normal business hours and, to the extent reasonably practicable, shall be conducted with prior notice. Company and Holders each hereby acknowledge and agree that any report of any investigation conducted at the request of Holders pursuant to this subsection
5.7 will be obtained and shall be used by such Holder(s) for the purposes of Holders' internal credit analysis, to monitor the Notes and to protect Holders' security interests created by the Basic Documents.

         C. Company shall promptly advise Holders in writing and in reasonable detail of (i) any Release of any Hazardous Material on or relating to the Facilities required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims or with respect to any Release of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Company or, to Company's or SGC's knowledge, any other Person in response to (x) any Hazardous Material on, under or about the Facilities, or (y) any Environmental Claim that reasonably could have a Material Adverse Effect,
(iv) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Facilities that reasonably could cause the Facilities or any part thereof to be subject to (x) any restrictions on the ownership or transferability thereof or (y) any material restriction on the occupancy or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that indicates such agency is investigating whether Company may be potentially responsible for a Release of Hazardous Material.

         D. Company shall promptly notify Holders of any action that Company has taken or proposes to take that reasonably could be expected to subject Company to Environmental Claims, laws, rules or regulations (including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses) not theretofore applicable to the Facilities or operations of Company.

         E. Company shall, at its own expense, provide copies of such documents or information as any Holder may reasonably request in relation to any matters disclosed pursuant to this subsection 5.7.

    5.8  REMEDIAL ACTION REGARDING HAZARDOUS MATERIAL.  Company shall promptly
         --------------------------------------------
take any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Material on, under or about the Facilities in order to comply with all applicable Environmental Laws and Governmental Authorizations. In the event Company undertakes any remedial action with respect to any Hazardous Material on, under or about the Facilities, Company shall conduct and complete such remedial action in compliance with all applicable Environmental Laws and other applicable legal requirements (including lawful policies, orders and directives of federal, state and local governmental authorities).

    5.9  DISPOSAL OF COMPANY STOCK; RESTRICTIONS ON SUBSIDIARIES.  SGC and
         -------------------------------------------------------
Company shall cause Sahara Resorts to own not less than 87% of the capital stock and other equity securities of Company and Casino Properties and Hacienda Hawaiian to own all of the other capital stock and equity securities of Company; provided that Company may engage in one Permitted Equity Financing if all
--------
transaction documentation is in form and substance satisfactory to more than 50% in aggregate principal amount of the Holders of the Tranche B Notes and the proceeds thereof are applied to repay in whole or in part the Notes pursuant to subsection 2.5, acquire and pledge to the Collateral Agent SFHI Notes or acquire and pledge to the Collateral Agent 10 1/4% notes outstanding under the Hacienda Indenture.

    5.10 USE OF PROCEEDS.  Company shall use the cash proceeds of the Notes on
         ---------------
the Effective Date to acquire the Henderson Facility pursuant to the Henderson Transfer Documents and shall cause Santa Fe Valley on the Effective Date to repay all amounts outstanding under the Existing Henderson Mortgage Documents.

    5.11 RIGHT OF FIRST REFUSAL.  In the event that SGC, Company or any of their
         ----------------------
respective Affiliates desire to refinance the Notes or any other Indebtedness of Company pursuant to any debt financing with a Person other than SunAmerica or one or more of its Affiliates (such financing, a "Third Party Financing"), SGC and Company shall first obtain from such Person a bona fide written proposal (a "Third Party Proposal") to provide such Third Party Financing which shall state all of the material terms and conditions of the Third Party Financing, including the applicable principal amount, interest rate, maturity and amortization and fees thereof, and SGC and Company shall deliver copies of such Third Party Proposal to SunAmerica together with other information reasonably required by SunAmerica with respect to such Third Party Financing. Notwithstanding anything herein to the contrary, a Third Party Financing shall not include a Permitted Equity Financing.

    SunAmerica or one or more of its designees shall then have the right to provide any Third Party Financing upon the same terms and conditions stated in the Third Party Proposal by giving written notice of their willingness to provide such financing to Company within 5 Business Days of receipt by SunAmerica of such Third Party Proposal and other information referred to in the preceding paragraph, it being understood that if SunAmerica or one or more of its designees elects to provide Third Party Financing, such Persons shall have a reasonable period of time, and in any event not less than 30 days to close such Third Party Financing. If SunAmerica or one or more of its designees elect or are deemed to elect not to provide such Third Party Financing, then Company may enter into the Third Party Financing on the same terms and conditions as set forth in the Third Party Proposal delivered to SunAmerica. If the terms of the Third Party Financing are changed from those set forth in the Third Party Proposal delivered to the SunAmerica in any manner that is favorable to the lender, then Company shall be obligated to deliver to SunAmerica written notice of such changes and SunAmerica or one of more of its designees will again have a right to provide the Third Party Financing on the basis of such changed terms in accordance with the terms and provisions (and within the time periods set forth) above. If Company fails to consummate the Third Party Financing within six (6) months after delivery of the Third Party Proposal to SunAmerica, then Company shall be obligated to redeliver the Third Party Proposal to SunAmerica prior to consummating such Third Party Financing with a third party, and SunAmerica or one or more of its designees will again have a right to provide the Third Party Financing in accordance with the terms and provisions (and within the time periods set forth) above.

         In no event shall this subsection 5.11 or any election by any Holders to provide a Third Party Financing constitute a deferral or waiver of any required payment under any Basic Document or other term or provision of any Basic Document.

    5.12 SINGLE PURPOSE ENTITY/SEPARATENESS.  Company represents, warrants and
         ----------------------------------
covenants as follows:

         (i) the purpose for which the Company is organized shall be limited solely to (a) owning, holding, selling, leasing, transferring, and exchanging the Facilities and the SFHI Notes owned by Company as further provided herein and any 10 1/4% notes outstanding under the Hacienda Indenture acquired with the proceeds of a Permitted Equity Financing as further provided herein, (b) entering into the Note Purchase Agreement, other Basic Documents, the Henderson Property Documents and the Wet 'N Wild Documents, (c) refinancing the Facilities in connection with a permitted repayment of the Notes and (d) transacting any and all lawful business for which Corporation may be organized under Nevada law that is incident, necessary and appropriate to accomplish the foregoing.

         (ii) Company does not own and will not own any asset or property other than (a) the Facilities and the SFHI Notes and any 10 1/4% notes outstanding under the Hacienda Indenture acquired with the proceeds of a Permitted Equity Financing as further provided herein, (b) the capital stock of the Henderson Subsidiary and (c) incidental personal property necessary for and used or to be used in connection with the ownership of the Facilities. The Henderson Subsidiary does not own and will not own any asset or property other than, concurrently or after the Henderson Release Date if the Henderson Facility is transferred to the Henderson Development Subsidiary, the capital stock of the Henderson Development Subsidiary.

         (iii) Company has not made and will not make any loans or advances to any entity or person (including any Affiliate of Company), and shall not acquire obligations or securities of any such Affiliates other than the SFHI and any 10 1/4% notes outstanding under the Hacienda Indenture acquired with the proceeds of a Permitted Equity Financing as further provided herein Notes or as expressly permitted hereby.

         (iv) Company is and will remain solvent and Company will pay it debts and liabilities from its assets as the same shall become due.

         (v) Company has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Company will not, nor will Company permit any of its shareholders to, amend, modify or otherwise change Articles III or V of the articles of incorporation and bylaws, or other organizational documents of Company without the prior written consent of Requisite Holders.

         (vi) Company will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates. Company assets will not be listed as assets on the financial statement of any other entity other than on the consolidated financial statements of SGC and Saraha Resorts. Company shall maintain its books, records, resolutions and agreements as official records.

         (vii) Company will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Company), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of any other Affiliate and shall maintain and utilize a separate telephone number and separate stationery invoices and checks.

         (viii) Company will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

         (ix) Company will not commingle the funds and other assets of Company with those of any of its Affiliates or any other Person, and will not participate in any cash management system with any such party.

         (x) Company will not commingle its assets with those of any other person or entity and will hold all of its assets in its own name.

         (xi) Company will not hold itself out as being responsible for the debts or obligations of any other person.

         (xii) Company shall at all times cause there to be at least one duly appointed member of its board of directors (an "Independent Director") to be an individual who is not at the time of initial appointment and has not been at any time during the preceding five (5) years: (a) a stockholder of more than 5% of the capital stock of Company or any of its Affiliates, or an officer, employee, partner, attorney or counsel of the Company or any of its Affiliates; (b) a customer, supplier or other person who derives more than 10% of its purchases or revenues from its activities with the Company or any of its Affiliates; (c) a person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other person (other than solely as a result of being a director of any of the foregoing); or (d) a member of the immediate family of any such stockholder, officer, employee, partner, customer, supplier or other person. (As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.)

         (xiii) Company shall not cause or permit the board of directors of Company to take any action which, under the terms of any articles of incorporation or by-laws requires the vote of an Independent Director unless at the time of such action there shall be at least one member who is an Independent Director and the directors of Company, including the Independent Director, shall have participated in such vote and all of such directors shall have voted affirmatively to authorize such action.

         (xiv) The stationery, invoices, and checks utilized by Company or utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is clearly designated as being Company's agent.

         (xv) Company shall correct any known misunderstanding regarding its separate identity.

         (xvi) Company shall not identify itself as a division of any other person or entity.


SECTION 6.  NEGATIVE COVENANTS OF SGC AND COMPANY

         SGC and Company each hereby covenants and agrees that, until payment in full of all of the Obligations, unless Requisite Holders shall otherwise give prior written consent, SGC and Company shall perform and shall cause each of their respective Subsidiaries to perform, all covenants in this Section 6.

    6.1  RESTRICTED JUNIOR PAYMENTS AND LOWDEN FAMILY PAYMENTS.  SGC and Company
         -----------------------------------------------------
will not, and will not permit any of their Subsidiaries to, directly or indirectly, declare, make or pay any Restricted Junior Payment; provided that so
                                                                --------
long as no Event of Default or Potential Event of Default has occurred and is continuing, Company may dividend or otherwise distribute SFHI Notes to SGC to the extent expressly permitted under subsection 2.5F.

         SGC and Company will not, and will not permit any of their Subsidiaries to, directly or indirectly, make or pay Lowden Family Payments except that (i) Paul Lowden may be paid a salary during each fiscal year not to exceed the salary and bonus paid to Paul Lowden during the fiscal year ending September 30, 1997, as disclosed in writing by SGC to the Initial Holders prior to the Effective Date (the "Lowden Family Disclosure"), (ii) the other members of the Lowden Family that are currently employed by Company as disclosed in the Lowden Family Disclosure may be paid a salary not to exceed the amount set forth in the Lowden

Family Disclosure, (iii) Paul Lowden and the other members of the Lowden Family described in clause (ii) above may receive health benefits extended generally to employees or executive officers of SGC or its Subsidiaries and may also receive other non-cash benefits described in the Lowden Family Disclosure and payable generally to other employees or executive officers of SGC and its Subsidiaries and (iv) the debt owed by LICO, a company owned by Paul Lowden, to Hacienda Hotel, as further described in the Lowden Family Disclosure, may be reduced as a result of the offset of such debt against the one-time bonus payable to Paul Lowden in 1988 as described in the Lowden Family Disclosure.

    6.2  LIENS AND RELATED MATTERS.
         -------------------------

         A. PROHIBITION ON LIENS. Company shall not, and SGC and Company shall cause Sahara Resorts and each other Credit Party (other than SGC) to not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company, Sahara Resorts or any other Credit Party (other than SGC), whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

         (i)  Permitted Encumbrances; and

         (ii) Company may grant Liens to Collateral Agent pursuant to the Basic Documents; and

         (iii) Sahara Resorts, Casino Properties and Hacienda Hawaiian may grant non-recourse second priority Liens in the capital stock of Company that secures the Henderson Construction Financing provided that Collateral Agent and the lenders providing the Henderson Construction Financing shall have entered into intercreditor arrangements in form and substance satisfactory to Requisite Holders which provides, among other things, that such second priority liens do not have any voting or other rights or remedies of any nature with respect to such capital stock or Sahara Resorts, Casino Properties or Hacienda Hawaiian, including, without limitation, a covenant not to file a petition commencing any proceeding seeking to liquidate or adjudicate the Company as bankrupt or insolvent, prior to the indefeasible payment in full of the Obligations.

         B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company, Sahara Resorts, or any other Credit Party (other than SGC) shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 6.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided
                                                   --------
that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Holders to the creation or assumption of any such Lien not permitted by the provisions of subsection 6.2A.

         C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness permitted hereunder, Company, Sahara Resorts, and each other Credit Party (other than SGC) shall not enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

    6.3  WHEN SGC MAY MERGE, ETC.  SGC shall not consolidate with or merge with
         ------------------------
or into or sell, assign, transfer or lease all or substantially all of its properties and assets as an entirety to any Person, or permit any Person to merge with or into SGC unless:

         (i) SGC shall be the continuing Person, or the Person (if other than SGC) formed by such consolidation or into which SGC is merged or to which the properties and assets of SGC, substantially as an entirety are transferred (the "surviving entity") shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to Collateral Agent, in form satisfactory to Collateral Agent, all the obligations of SGC, under this Agreement, the SGC Guaranty and the other Basic Documents and this Agreement, the SGC Guaranty and the other Basic Documents shall remain in full force and effect; and

         (ii) immediately before and immediately after giving effect to such transaction, no Event of Default and no Potential Event of Default shall have occurred and be continuing.

         In connection with any consolidation, merger, transfer or lease contemplated by this subsection 6.3, SGC shall deliver, or cause to be delivered, to Collateral Agent, in form and substance reasonably satisfactory to Collateral Agent, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and the supplemental agreement in respect thereto comply with this subsection 6.3 and that all conditions precedent herein provided for relating to such transaction have been complied with. Upon any consolidation or merger or any transfer of all or substantially all of the assets of SGC in accordance with this subsection 6.3, the successor corporation formed by such consolidation or into which SGC is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, SGC under this Agreement with the same effect as if such successor corporation had been named as SGC herein.

    6.4  INDEBTEDNESS OF COMPANY AND SAHARA RESORTS.  Company will not, and SGC
         ------------------------------------------
and Company will cause Sahara Resorts and each other Credit Party (other than SGC) to not, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

         (i) Indebtedness in respect of the Notes;

         (ii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of its incurrence;

         (iii) the obligations of Company under the Existing Wet 'N' Wild Guaranty Agreement; and

         (iv) Sahara Resorts may become and remain liable with respect to Indebtedness under the Hacienda Indenture.

    6.5  FUNDAMENTAL CHANGES.  Company will not, and SGC and Company will cause
         -------------------
Sahara Resorts and each other Credit Party (other than SGC) to not, (i) form, acquire or otherwise permit to exist any Subsidiary or Joint Venture or any investment in the Capital Stock or other ownership interest in any Person except that Sahara Resorts, Casino Properties and the Hacienda Hawaiian may own the capital stock set forth on Schedule 3.1B annexed hereto, (ii) liquidate or dissolve, (iii) merge into or consolidate with any Person or (iv) sell or otherwise transfer any Collateral except sales of obsolete equipment in the ordinary course of business and except SFHI Notes or the Henderson Facility and the Wet 'N Wild Facility as expressly contemplated by and subject to subsections 2.4E, 2.5B(ii), 2.5C(iii), 2.5C(iv) or 2.5F; provided, however, that nothing in
                                             --------  -------
this subsection 6.4 shall prohibit the grant or creation of any Lien permitted under subsection 6.2; provided further that a Permitted Equity Financing entered
                      -------- -------
into in accordance with this Agreement shall not be deemed to violate this subsection 6.5.

    6.6  TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.  SGC and Company shall
         ---------------------------------------------
not, and shall not permit Sahara Resorts or any of their respective Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of SGC or with any Affiliate of SGC or of any such holder, on terms that are less favorable to SGC, Company, Sahara Resorts or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing
                                                     --------
restriction shall not apply to (i) any transaction between SGC and any of its wholly-owned Subsidiaries (other than Company, Sahara Resorts or any other Credit Party) or between any of its wholly-owned Subsidiaries (other than Company, Sahara Resorts or any other Credit Party) or (ii) reasonable and customary fees paid to members of the Boards of Directors of SGC and its Subsidiaries.

    6.7  AMENDMENTS TO DOCUMENTS.  Company shall not amend, modify, supplement,
         -----------------------
extend, renew, alter or otherwise change the terms of any Wet 'N' Wild Document except with the consent of the Holders of more than 50% of the Tranche B Notes, which consent shall not be unreasonably withheld. Company shall not amend, modify, supplement, alter or otherwise change in any respect or renew or extend beyond February 1998 the Henderson Development Documents, unless (i) the Henderson Release Date has occurred, (ii) the Holders of more than 50% of the Tranche B Notes otherwise consent or (iii) Company causes Ranch and any of its successors and assigns to enter into the Henderson Subordination Agreement, as such Henderson Subordination Agreement may be amended, modified, supplemented, altered or otherwise changed with the consent of the Holders of more than a majority of the Tranche B Holders. Company shall not amend, modify, supplement, alter or otherwise change the Permitted Equity Financing except with the consent of Requisite Holders which consent shall not unreasonably withheld.

    6.8  STAY, EXTENSION AND USURY LAWS.  No Credit Party shall, nor shall they
         ------------------------------
permit any of their respective Subsidiaries to (to the extent each may lawfully do so), at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive any Credit Party from paying all or a portion of the principal of or premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereinafter in force, or that may materially affect the covenants or the performance by any Credit Party of their respective obligations hereunder in a manner inconsistent with the provisions hereof. Each of SGC and Company expressly waives all benefit or advantage of any such law. If a court of competent jurisdiction prescribes that any Credit Party may not waive its rights to take the benefit or advantage of any stay or extension law or any usury law or other law in accordance with the prior sentence, then the obligation to pay interest on the Notes shall be reduced to the maximum legal limit under applicable law governing the interest payable in connection with the Notes and any amount of interest or premium, if any, paid by any Credit Party that is deemed illegal shall be deemed to have been a prepayment of principal (without penalty) on the Notes.

    6.9 GOVERNMENT REGULATION. SGC and Company shall not, and shall not permit any of their respective Subsidiaries to, be or become subject to, regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

    6.10 CONDUCT OF BUSINESS; DEVELOPMENT EXPENDITURES. SGC and Company will not permit Company to engage in any business other than any business relating to the Facilities. SGC and Company will not permit Casino Properties or Hacienda Hawaiian to engage in any business other than holding the capital stock of Company and, in the case of Hacienda Hawaiian, activities relating to its former time share operations. Company shall not use any Collateral or the proceeds of any Collateral, including but not limited to any payments received in respect of any SFHI Notes owned by Company or in respect of any Existing Wet 'N' Wild Lease Documents, for the payment of any costs, expenses or other obligations (including fees and expenses of attorneys, accountants or other professionals) relating to the improvement or development of the Henderson Facility or the Wet 'N' Wild Facility. SGC and Company will not permit the Henderson Subsidiary to engage in any business, except that, on or after the Henderson Release Date, if the Henderson Facility is transferred to a Subsidiary of the Henderson Subsidiary (the "Henderson Development Subsidiary"), the Henderson Subsidiary may own the capital stock of the Henderson Development Subsidiary and may guaranty indebtedness and other obligations of and pledge such capital stock to secure the indebtedness and other obligations of the Henderson Development Subsidiary. SGC and Company will not permit the Henderson Development Subsidiary to engage in any busines other than any business relating to the Henderson Facility.


SECTION 7.  EVENTS OF DEFAULT

         If any one or more of the following conditions or events ("Events of Default") shall occur:

    7.1  FAILURE TO MAKE PAYMENTS WHEN DUE.  Failure by Company to pay any
         ---------------------------------
installment of principal of any Note when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment, redemption or otherwise; or failure by Company to pay any interest on any Note or any other amount due under this Agreement within 15 days after the date due; or

    7.2  DEFAULT IN OTHER AGREEMENTS.  (i) Failure of any Credit Party or any of
         ---------------------------
their respective Subsidiaries to pay when due any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 7.1) in an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by any Credit Party or any of their respective Subsidiaries with respect to any other material term of any items of Indebtedness with an aggregate principal amount of $5,000,000 or more or any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness, including but not limited to the SFHI Indenture or the Pioneer Indenture, if the effect of such breach or default is to cause that Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or (iii) breach or default by Company under any Wet 'N' Wild Document or by Company under any Henderson Property Document if such breach or default is not cured within any applicable grace period;

    7.3  BREACH OF CERTAIN COVENANTS.  Failure of SGC or Company to perform or
         ---------------------------
comply with any term or condition contained in subsection 2.5, 5.3, 5.9, 5.10 or
5.11 or Section 6 of this Agreement; or

    7.4  BREACH OF WARRANTY.  Any representation, warranty, certification or
         ------------------
other statement made by any Credit Party or any of their respective Subsidiaries in any Basic Document shall be false in any material respect on the date as of which made; or

    7.5  OTHER DEFAULTS UNDER BASIC DOCUMENTS.  Any Credit Party shall default
         ------------------------------------
in the performance of or compliance with any term contained in this Agreement or any of the other Basic Documents, other than any such term referred to in any other subsection of this Section 7, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of any Credit Party becoming aware of such default or (ii) receipt by SGC or Company of notice from any Holder of such default; or

    7.6  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.  (i) A court
         -----------------------------------------------------
having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party or any of their respective material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Credit Party or any of their respective material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party or any of their respective material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party or any of their respective material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party or any of their respective material Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged, it being understood that "material Subsidiary" under subsections 7.6, 7.7 and 7.9 shall include SFHI, Pioneer Finance, Pioneer Hotel Inc. and their respective successors; or

    7.7  VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.  (i) Any Credit
         ---------------------------------------------------
Party or any of their respective material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Credit Party or any of their respective material Subsidiaries shall make any assignment for the benefit of creditors; or
(ii) any Credit Party or any of their respective material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Credit Party or any of their respective material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

    7.8  JUDGMENTS AND ATTACHMENTS.  Any money judgment, writ or warrant of
         -------------------------
attachment or similar process involving in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Credit Party or any of their respective Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

    7.9  DISSOLUTION.  Any order, judgment or decree shall be entered against
         -----------
any Credit Party or any of their respective material Subsidiaries decreeing the dissolution or split up of any Credit Party or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

    7.10 EMPLOYEE BENEFIT PLANS.  There shall occur one or more ERISA Events
         ----------------------
which individually or in the aggregate results in or might reasonably be expected to result in liability of the Credit Parties and their or any of their ERISA Affiliates in excess of $500,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans of the Credit Parties and their ERISA Affiliates (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $500,000; or

    7.11 MATERIAL ADVERSE EFFECT.  Any event or change shall occur that has
         -----------------------
caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

    7.12  INVALIDITY OF ENVIRONMENTAL INDEMNITIES OR GUARANTIES.  Any
          -----------------------------------------------------
Environmental Indemnity or any guaranty of the Obligations, including, without limitation, the Guaranties, for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect or is declared to be null and void, or any guarantor or indemnitor, including but not limited to SGC, Company or Sahara Resorts denies that it has any further liability under any indemnity or guaranty or under any make-well agreement or under the Environmental Indemnities or gives notice to such effect, in each case, to the extent it relates to the Obligations; or

    7.13 IMPAIRMENT OF COLLATERAL.  (A) A judgment creditor of any Credit Party
         ------------------------
or any of their respective Subsidiaries shall obtain possession of any portion of the Collateral under the Basic Documents by any means, including, without limitation, levy, distraint, replevin or self-help, (B) any substantial portion of the Collateral shall be taken by eminent domain or condemnation, (C) any of the Basic Documents shall cease for any reason to be in full force and effect, or any party thereto shall purport to disavow its obligations thereunder or shall declare that it does not have any further obligations thereunder or shall contest the validity or enforceability thereof or Holders shall cease to have a valid and perfected first priority security interest in any Collateral therein except as permitted under the terms of such Basic Document, or (D) Collateral Agent's security interests or Liens, in each case on behalf of Holders, in Collateral under the Basic Documents shall become otherwise impaired or unenforceable; or

    7.14 OWNERSHIP OF COMPANY.  (i) SGC shall cease to own all of the Capital
         --------------------
Stock of Sahara Resorts or (ii) Sahara Resorts shall cease to own at least 87% of the Capital Stock of Company (or, if the Permitted Equity Financing has occurred and Company has issued equity securities in connection therewith, Sahara Resorts shall cease to own not less than 51% of the common stock of Company).

THEN in addition to all other remedies of the Collateral Agent or the Holders hereunder, under the other Basic Documents or at law or equity, (i) upon the occurrence of any Event of Default described in subsection 7.6 or 7.7, each of the unpaid principal amount of and accrued interest on the Notes (to the full extent permitted by applicable law) and all other Obligations shall automatically become immediately due and payable; without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by SGC and Company, and (ii) upon the occurrence and during the continuation of any other Event of Default, Requisite Holders or such other Holders specified in the Intercreditor Agreement may, by written notice to Company, declare all or a portion of the amounts described in clause (i) above relating to the Notes and all other Obligations owed to Holders of the Notes to be, and the same shall forthwith become immediately due and payable. Company acknowledges, and the parties hereto agree, that each Holder has the right to maintain its investment in the Notes free from repayment by Company (except as herein specifically provided for). Notwithstanding anything to the contrary in this paragraph or in the immediately succeeding paragraph, Holders of more than 50% of the Tranche B Notes may waive any Event of Default or Potential Event of Default that has occurred (or rescind and annul any acceleration in accordance with the succeeding paragraph) solely as a result of a breach or default under the Pioneer Indenture other than an Event of Default arising under subsections
7.6 or 7.7 with respect to SGC.

         Notwithstanding anything to the contrary contained in the preceding paragraph except for the last sentence thereof, if at any time after an acceleration of Obligations pursuant to such paragraph SGC and Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal, premium (if any) and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement and late charges) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest as aforesaid on the Obligations, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 7.1, then Requisite Holders or such other Holders specified in the Intercreditor Agreement, by written notice to SGC and Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Holders to a decision which may be made at the election of the percentage of Holders referenced above and are not intended to benefit any Credit Party and do not grant any Credit Party the right to require Holders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

         SGC and Company hereby waive to the extent not prohibited by applicable law which cannot itself be waived (i) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof), (ii) any requirement of diligence or promptness on the part of any holder of Notes in the enforcement of its rights under the provisions of this Agreement, (iii) any and all notices of every kind and description which may be required to be given by any statute or rule of law (except to the extent required by the provisions of this Agreement), and (iv) to the extent permitted by applicable law, any defense of any kind (other than payment) which it may now or hereafter have with respect to its liability under the Notes.

         No course of dealing between any Credit Party or any of their respective Subsidiaries and any Holder shall operate as a waiver of any of the rights of any Holder under any Basic Document. No delay or omission in exercising any right under any Basic Document shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any other occasion. The remedies provided in this Section 7 are in addition to all rights and remedies available to each Holder under the Basic Documents or any other document or by law or equity.

         In consideration of, among other things, Holders' agreement to acquire the Notes, to the extent permitted by applicable law, Company agrees that if a petition is filed by or against it commencing a case under the Bankruptcy Code or if Company is the subject of any insolvency, bankruptcy, receivership, readjustment of debt, dissolution, reorganization, liquidation or similar proceeding, under state or federal law, voluntary or involuntary, Collateral Agent on behalf of the Holders will be immediately and absolutely entitled to, and Company hereby consents to, the following relief, singly, alternatively or cumulatively, and Company will not object to, contest or oppose any motion, application, complaint or other proceeding by Collateral Agent to obtain such relief, and Company will take all actions necessary to enable Collateral Agent to obtain such relief, including: (a) Collateral Agent shall be entitled to the immediate termination of the automatic stay imposed by (S) 362 of the Bankruptcy Code so as to enable it to exercise all of its rights and remedies under this Agreement and the other Basic Documents or applicable law; (b) Collateral Agent shall be entitled to the immediate dismissal of such case pursuant to (S) 305(a)(1) of the Bankruptcy Code (with attorney's fees and other costs), and Company agrees that such dismissal will be in the interests of creditors and itself; and (c) Collateral Agent shall be entitled to the immediate dismissal of such case under (S) 1112(b) of the Bankruptcy Code for cause, and Company agrees that the filing of such case by it shall per se be deemed to have been commenced in bad faith and solely for the improper purpose of impeding once again the exercise of Collateral Agent's rights and remedies with attendant unnecessary delay and needless cost.


SECTION 8.  COLLATERAL AGENT AND RELATIONS AMONG HOLDERS, ETC.

    8.1  APPOINTMENT OF THE COLLATERAL AGENT, POWERS AND IMMUNITIES.  Each
         ----------------------------------------------------------
Holder of Notes hereby irrevocably appoints and authorizes Collateral Agent to act as its agent under the Basic Documents with such powers as are expressly delegated to Collateral Agent by the terms of this Agreement and the other Basic Documents, together with such other powers as are reasonably incidental thereto. Collateral Agent (which term as used in this sentence and in subsections 8.5 and 8.6 hereof shall include reference to its Affiliates and the officers, directors, employees and agents of Collateral Agent and of its Affiliates): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Basic Document, or be a trustee for any Holder; (b) shall not be required to take any action which is contrary to this Agreement or any other Basic Document or the Intercreditor Agreement or applicable law; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document or the Intercreditor Agreement; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or the Intercreditor Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. Neither Collateral Agent nor any Holder nor any of their respective Affiliates shall be responsible to any other Holder for any recitals, statements, representations or warranties made by any Credit Party or any other Person contained in this Agreement or in any certificate or other document referred to or provided for in, or received by any Holder under, this Agreement or any other Basic Document or the Intercreditor Agreement, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Basic Document or any other document referred to or provided for herein or therein, for the creation, perfection or priority of any Lien on or in any of the Collateral or for any failure by any Credit Party or any other Person to perform its obligations hereunder or thereunder. Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents of attorneys-in-fact selected by it with reasonable care. Except as otherwise provided under this Agreement and the Intercreditor Agreement, Collateral Agent shall take such action under the Basic Documents to which it is a party as shall be directed by the Requisite Holders. As to any matters not expressly provided for by any Basic Document or the Intercreditor Agreement, the Collateral Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Requisite Holders and shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Basic Document in accordance with the instructions of the Requisite Holders, and such instructions of the Requisite Holders and any action taken or failure to act pursuant thereto shall be binding on all of the Holders. These provisions of this Section 8 are solely for the benefit of the Collateral Agent and the Holders and none of

Company or the other Credit Parties shall have any rights as a third party beneficiary of any of the provisions thereof.

    8.2  RELIANCE BY COLLATERAL AGENT.  Collateral Agent shall be entitled to
         ----------------------------
rely upon any certificate, notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Collateral Agent. Except as otherwise provided in the Intercreditor Agreement, Collateral Agent agrees to make such demands and give such notices under the Basic Documents as the Requisite Holders may request, to take such action to enforce the Basic Documents or any guaranty or undertaking under the Basic Documents and to foreclose upon, collect and dispose of the Collateral or any portion thereof, or enforce any such guaranty or undertaking, and to release any part of the Collateral as may be directed by the Requisite Holders; provided, however, that neither the consent nor the direction of the
         --------  -------
Requisite Holders shall be required for the release of any part of the Collateral which is otherwise permitted under this Agreement or the other Basic Documents. Collateral Agent may at any time request directions from the Requisite Holders with respect to this Agreement or the other Basic Documents or the Intercreditor Agreement as to any course of action or other matter relating hereto or to such Collateral Documents or other Basic Documents or the Intercreditor Agreement. Except as otherwise provided herein or in the Collateral Documents or other Basic Documents or the Intercreditor Agreement, directions given by the Requisite Holders to Collateral Agent hereunder shall be binding on all the Holders for all purposes. Each Holder agrees not to take any action whatsoever to enforce any term or provision of this Agreement, or any of the other Basic Documents or to enforce any of its rights in respect of the Collateral or in connection with any guaranties or undertakings given in any of the Basic Documents, except through Collateral Agent in accordance with this Agreement.

    8.3  DEFAULTS.  Collateral Agent shall not be deemed to have knowledge or
         --------
notice of the occurrence of a Potential Event of Default or Event of Default unless Collateral Agent has received written notice from a Holder or Company referring to this Agreement, describing such Potential Event of Default or Event of Default and stating that such notice is a "Notice of Default". In the event that Collateral Agent receives such a notice of the occurrence of a Potential Event of Default or Event of Default, Collateral Agent shall give notice thereof to the Holders. Collateral Agent shall (subject to the last sentence of subsection 8.5 hereof) take such action with respect to such Potential Event of Default or Event of Default as shall be reasonably directed by the Requisite Holders except as otherwise provided in the Intercreditor Agreement; provided
                                                                     --------
that, unless and until Collateral Agent shall have received such directions, Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default as it shall deem advisable in the best interest of the Holders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Requisite Holders or all of the Holders.

    8.4  RIGHTS AS A HOLDER.  With respect to the Notes held by Collateral
         ------------------
Agent, it shall have the same rights and powers hereunder as any Holder and may exercise the same as though it was not acting as Collateral Agent and the terms "Holder" or "Holders" shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity. Collateral Agent may (without having to account therefor to any Holder) accept deposits from, extend credit (on a secured or unsecured basis) to and generally engage in any kind of financing, insurance, trust or other business with any Credit Party or any of its Affiliates, as if it was not acting as Collateral Agent. Each Holder and its Affiliates may (without having to account therefor to Collateral Agent, or any other Holder) accept deposits from, extend credit (on a secured or unsecured basis) to and generally engage in any kind of financing, insurance, trust or other business with any Credit Party or any of its Affiliates, as if it was not acting as a Holder.

    8.5  INDEMNIFICATION.  Each Holder agrees to indemnify Collateral Agent (to
         ---------------
the extent not reimbursed by SGC or Company), ratably in accordance with the principal amount of Notes purchased by it, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including, without limitation, at any time following the payment of principal of and/or interest on the Notes) be imposed on, incurred by or asserted against Collateral Agent in any way relating to or arising out of this Agreement, any other Basic Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which SGC or Company is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided that no Holder shall be liable for any of the foregoing to
           --------
the extent they arise from the Collateral Agent's gross negligence or wilful misconduct. Collateral Agent shall be fully justified in refusing to take or to continue to take any action hereunder or under the other Basic Documents unless it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

    8.6  NON-RELIANCE ON COLLATERAL AGENT AND OTHER HOLDERS.  Each Holder
         --------------------------------------------------
represents that it has, independently and without reliance on Collateral Agent or any other Holder, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of each Credit Party and their Affiliates and made its own decision to purchase the Notes and agrees that it will, independently and without reliance upon Collateral Agent or any other Holder, continue to make its own appraisals and decisions in taking or not taking action under this Agreement as it shall deem appropriate at the time. Neither Collateral Agent nor any Holder shall be required to keep informed as to the performance or observance by any Credit Party or any of their Affiliates under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of, any Credit Party or any of their Affiliates. Neither the Collateral Agent nor any Holder shall have any duty or responsibility to provide any Holder with any credit or other information concerning any Credit Party or any of their Affiliates, which may come into the possession of Collateral Agent or such Holder or any of its or their Affiliates.

    8.7  RESIGNATION OR REMOVAL OF COLLATERAL AGENT.  Subject to the appointment
         ------------------------------------------
and acceptance of a successor Collateral Agent as provided below, Collateral Agent may resign at any time by giving notice thereof to the Holders, SGC and Company, and Collateral Agent may be removed at any time with or without cause by the Requisite Holders. Upon any such resignation or removal, the Requisite Holders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Requisite Holders and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or the Requisite Holders' removal of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Holders, appoint a successor Collateral Agent, which shall be a financial institution with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. Upon the acceptance of any appointment as Collateral Agent, the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held under any Basic Document, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under each Basic Document and this Agreement, and
(ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor of the security interests created under each of the Basic Documents. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this paragraph shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

    8.8  AUTHORIZATION.  Collateral Agent is hereby authorized by the Holders to
         -------------
execute, deliver and perform in accordance with its terms each of the Basic Documents to which the Collateral Agent is or is intended to be a party and each Holder agrees to be bound by all of the agreements of Collateral Agent contained in such Basic Documents.

    8.9  VOTING RIGHTS IN RESPECT OF PLEDGED SFHI NOTES.  Company and Holders
         ----------------------------------------------
agree that the Holders of more than 50% in aggregate principal amount of the Tranche B Notes may exercise all of the voting and other consensual rights with respect to the SFHI Notes as contemplated by Section 13 of the Company Security Agreement and that the Collateral Agent may rely and act upon any instruction with respect thereto received from such Holders.

SECTION 9.  MISCELLANEOUS

    9.1  AMENDMENTS AND WAIVERS.
         ----------------------

         A. No amendment, modification, termination or waiver of any provision of this Agreement, the Notes or the other Basic Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Requisite Holders or, to the extent expressly provided herein, the Holders of the percentage of and type of Notes expressly provided herein; provided that any such amendment, modification, termination,
                 --------
waiver or consent which: (i) reduces the requisite percentage of Holders or the principal balance of the Notes that must consent to an amendment or waiver of an Event of Default; (ii) reduces the rate of or changes the time for payment of interest on any Notes; (iii) reduces the principal amount of or extends the final maturity of any Note, or reduces the redemption price of the Notes; (iv) changes the currency of payment for any payment on the Notes; (v) changes the definition of or the requirements of SGC or Company or any of their respective Subsidiaries upon the occurrence of a Change in Control; (vi) changes in any manner the provisions contained in this subsection 9.1A or (vii) reduces the requisite percentage of Holders or the principal balance of the Notes necessary to amend or modify the provisions as set forth in clauses (i) through (vii) shall be effective only with respect to the applicable Holders consenting thereto if evidenced by a writing signed by or on behalf of such Holders. Holders of the requisite percentage of Notes considering any such proposed amendment, modification, termination or waiver may elect to approve or disapprove any such proposal in their sole discretion except as otherwise expressly provided herein. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.1 shall be binding upon each Holder at the time outstanding, and each future Holder, if signed by SGC, on SGC and, if signed by Company, on Company.

         B. Solely for the purpose of determining whether Holders of the requisite percentage of the Notes then outstanding approved or consented to any amendment, modification, termination or waiver to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate amount of Notes then outstanding, Notes directly or indirectly owned by any Credit Party or any of their respective Subsidiaries shall be deemed not to be outstanding.

    9.2  EXPENSES.  Whether or not the transactions contemplated hereby shall be
         --------
consummated, SGC and Company jointly and severally agree to pay promptly (i) all the actual reasonable costs and expenses of preparation of the Basic Documents and of creating and perfecting Liens in favor of Collateral Agent, SunAmerica and the other Holders or otherwise relating to the Collateral pursuant to any Basic Document, including filing and recording fees and expenses, title insurance, environmental studies and surveys; (ii) all the reasonable costs of furnishing all opinions by counsel for each Credit Party (including without limitation any opinions requested by Collateral Agent or any other Holder as to any legal matters arising hereunder) and of each Credit Party's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Basic Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Collateral Agent and any Holder holding a majority in principal amount of either the Tranche A Notes or the Tranche B Notes (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Basic Documents and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by any Credit Party; (iv) all other actual reasonable costs and expenses incurred by Collateral Agent or any Holder holding a majority of the principal amount of either the Tranche A or the Tranche B Notes in connection with the negotiation, preparation and execution of the Basic Documents and the transactions contemplated hereby and thereby; and
(v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Collateral Agent and any Holder in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Basic Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrange ments provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

    9.3  INDEMNITY.  In addition to the payment of expenses pursuant to
         ---------
subsection 9.2, whether or not the transactions contemplated hereby shall be consummated, SGC and Company jointly and severally agree to defend, indemnify, pay and hold harmless Collateral Agent, each Holder, and the officers, directors, employees, agents and Affiliates of Collateral Agent and each Holder (collectively called the "INDEMNITEES") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees) in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Basic Documents or the transactions contemplated hereby or thereby (including without limitation Holders' agreement to purchase any Notes or the use or intended use of the proceeds of such purchase) or the statements contained in any commitment letter delivered by any Holder to any Credit Party with respect thereto (collectively called the "INDEMNIFIED LIABILITIES"); provided that SGC and Company shall not have any obligation to any Indemnitee
--------
hereunder with respect
to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, SGC and Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

    9.4  RATABLE SHARING.
         ---------------

         A. Subject to the Intercreditor Agreement, the Holders of Tranche A Notes hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off, by counterclaim or cross action or by the enforcement of any right under any Basic Document or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Holder with respect to the Tranche A Notes hereunder or under the other Basic Document (collectively, the "AGGREGATE TRANCHE A AMOUNTS DUE" to such Holder) which is greater than the proportion received by any other Holder of Tranche A Notes in respect of the Aggregate Tranche A Amounts Due to such other Holder, then the Holder receiving such proportionately greater payment shall (i) notify each other Holder of Tranche A Notes of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Tranche A Amounts Due to the other Holders of Tranche A Notes so that all such recoveries of Aggregate Tranche A Amounts Due shall be shared by all Holders of Tranche A Notes in proportion to the Aggregate Tranche A Amounts Due to them; provided that if all
                                                           --------
or part of such proportionately greater payment received by such purchasing Holder is thereafter recovered from such Holder upon the bankruptcy or reorganization of any Credit Party or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Holder ratably to the extent of such recovery, but without interest. SGC and Company expressly consent to the foregoing arrangement and agree that any Holder of a participation so purchased may exercise any and all rights of set-off or counterclaim with respect to any and all monies owing by SGC and Company to that Holder with respect thereto as fully as if that Holder were owed the amount of the participation held by that Holder.

         B. Subject to the Intercreditor Agreement, the Holders of Tranche B Notes hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off, by counterclaim or cross action or by the enforcement of any right under any Basic Document or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Holder with respect to the Tranche
B Notes hereunder or under the other Basic Document (collectively, the "AGGREGATE TRANCHE B AMOUNTS DUE" to such Holder) which is greater than the proportion received by any other Holder of Tranche B Notes in respect of the Aggregate Tranche B Amounts Due to such other Holder, then the Holder receiving such proportionately greater payment shall (i) notify each other Holder of Tranche B Notes of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Tranche B Amounts Due to the other Holders of Tranche B Notes so that all such recoveries of Aggregate Tranche B Amounts Due shall be shared by all Holders of Tranche B Notes in proportion to the Aggregate Tranche B Amounts Due to them; provided that if all
                                                           --------
or part of such proportionately greater payment received by such purchasing Holder is thereafter recovered from such Holder upon the bankruptcy or reorganization of any Credit Party or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Holder ratably to the extent of such recovery, but without interest. SGC and Company expressly consent to the foregoing arrangement and agree that any Holder of a participation so purchased may exercise any and all rights of set-off or counterclaim with respect to any and all monies owing by SGC and Company to that Holder with respect thereto as fully as if that Holder were owed the amount of the participation held by that Holder.

         C. Subject to subsection 9.4A and 9.4B above and the Intercreditor Agreement, and in addition to any other rights Collateral Agent or any Holder may have under law or in equity, if any amount shall at any time be due and owing by SGC or Company under this Agreement or the other Basic Documents, Collateral Agent or such Holder, as the case may be, is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of Collateral Agent or Holder, as the case may be, owing to SGC or Company or any other Credit Party and any other property of SGC or Company or any other Credit Party held by Collateral Agent or Holder, as applicable to or for the credit or the account of SGC or Company or any other Credit Party against and on account of the Obligations and liabilities of SGC or Company or such other Credit Party to Collateral Agent or any Holder, as applicable.

    9.5  INDEPENDENCE OF COVENANTS.  All covenants hereunder shall be given
         -------------------------
independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

    9.6  NOTICES.  Unless otherwise specifically provided herein, any notice or
         -------
other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex if sent prior to 5:00 p.m. on a Business Day (and otherwise such facsimile or telex shall be deemed received on the next Business Day), or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such Person in a written notice delivered to the other parties hereto.

    9.7  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
         ------------------------------------------------------

         A. All representations, warranties and agreements made in or pursuant to the Basic Documents shall survive the execution and delivery of this Agreement and the purchase of the Notes hereunder.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of SGC and Company set forth in subsections 3.13, 9.2, 9.3 and 9.4 and the agreements of Holders set forth in subsection 9.4 shall survive the payment of the Notes and the termination of this Agreement.

    9.8  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.  No failure or
         -----------------------------------------------------
delay on the part of any Holder in the exercise of any power, right or privilege hereunder or under any other Basic Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Basic Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    9.9  MARSHALLING; PAYMENTS SET ASIDE.  No Holder shall be under any
         -------------------------------
obligation to marshal any assets in favor of any Credit Party or any other party or against or in payment of any or all of the Obligations. To the extent that SGC or Company or any other Credit Party makes a payment or payments to any Holder, any Holder enforces any security interests or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or set-off had not occurred.

    9.10 SEVERABILITY.  In case any provision in or obligation under this
         ------------
Agreement or the other Basic Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

    9.11 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF HOLDERS' RIGHTS.  The
         ----------------------------------------------------------
obligations of Holders hereunder are several and no Holder shall be responsible for the obligations of any other Holder hereunder. Nothing contained herein or in any other Basic Document, and no action taken by Holders pursuant hereto or thereto, shall be deemed to constitute Holders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Holder shall be a separate and independent debt, and each Holder shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

    9.12 HEADINGS.  Section and subsection headings in this Agreement are
         --------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

    9.13 APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE
         --------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

    9.14 SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon the
         ----------------------
parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Holders; Subject to subsection 2.8, SunAmerica and any other Holder may assign the Notes to its Affiliates or one or more entities, and upon such assignment, any such Affiliate or entity shall become a Holder for all purposes of the Basic Documents. The Holders shall have the right to sell participations in their Notes; provided that, if no Event of Default has occurred and is continuing,
       --------
Company shall have the right to consent (which consent shall not be unreasonably withheld or delayed) to the sale of any participation in the Notes by SunAmerica that causes SunAmerica and its Affiliates to hold less than 51% of the legal or beneficial interests in all outstanding Tranche B Notes. Neither SGC's, Company's or any other Credit Party's rights or obligations hereunder or under the other Basic Documents nor any interest herein or therein may be assigned or delegated by SGC, Company or such other Credit Party without the prior written consent of all Holders.

    9.15 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  ALL JUDICIAL
         ----------------------------------------------
PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER BASIC DOCUMENT OR ANY

OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER BASIC DOCUMENT OR SUCH OBLIGATION. SGC and Company hereby agree that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to SGC or Company, as applicable, at its address provided in subsection 9.6, such service being hereby acknowledged by SGC and Company to be sufficient for personal jurisdiction in any action against SGC or Company, as applicable, in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Holder to bring proceedings against SGC or Company in the courts of any other jurisdiction.

    9.16 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY
         --------------------
AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER BASIC DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR THE RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER BASIC DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE SECURITIES MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

    9.17 COUNTERPARTS; EFFECTIVENESS.  This Agreement and any amendments,
         ---------------------------
waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

    9.18 CONFLICTS WITH OTHER BASIC DOCUMENTS.  To the fullest extent possible,
         ------------------------------------
the terms and provisions of the other Basic Documents shall be read in conjunction with the terms and provisions of this Agreement and shall supplement the terms and provisions hereof. To the extent that any terms and provisions hereunder conflict with the terms provisions of any of the other Basic Documents, the stricter provisions shall govern.

    9.19 RELEASE OF CERTAIN COLLATERAL.  If the Henderson Release Date has
         -----------------------------
occurred the Collateral Agent shall enter into documentation reasonably requested by the Company at the Company's expense to release the Henderson Facility from the lien of the Henderson Deed of Trust and the other Basic Documents. If the Wet 'N Wild Facility is transferred in accordance with subsection 2.5B(ii), the Notes have been redeemed to the extent required by subsection 2.5B(ii) and the consent of the Holders of more than 50% in aggregate principal amount of the Tranche B Notes has been obtained as contemplated by subsection 2.5B(ii), the Collateral Agent shall enter into documentation reasonably requested by the Company at the Company's expense to release the Wet 'N Wild Facility from the lien of the Wet 'N Wild Deed of Trust and the other Basic Documents.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                   SANTA FE GAMING CORPORATION
                                   (formerly named Sahara Gaming Corporation), a Nevada corporation

                                   By:  Thomas K. Land
                                       ----------------------------------
                                   Its: SVP & CEO
                                        ---------------------------------

                                   Notice Address:

                                   SANTA FE GAMING CORPORATION,
                                   2535 Las Vegas Blvd. South
                                   Las Vegas, Nevada  89109
                                   Attention:  Thomas Land


                                   SAHARA LAS VEGAS CORP.,
                                   a Nevada corporation

                                   By:  Thomas K. Land
                                       ----------------------------------
                                   Its: Treasurer & Asst. Secretary
                                        ---------------------------------

                                   Notice Address:

                                   Sahara Las Vegas Corp.
                                   2535 Las Vegas Blvd. South
                                   Las Vegas, Nevada  89109
                                   Attention:  Thomas Land

                                   SUNAMERICA LIFE INSURANCE COMPANY,


                                   By: Stephen P. Hanover
                                       -----------------------------------
                                   Its: Authorized Agent
                                        ----------------------------------

                                   Notice Address:

                                   SunAmerica Life Insurance Company
                                   1 SunAmerica Center
                                   Century City
                                   Los Angeles, CA  90067-6022

                                   Attention:  Peter McMillan
                                                and Steven Hanover


                                   SUNAMERICA, INC.


                                   By: Stephen P. Hanover
                                       -----------------------------------
                                   Its: Authorized Agent
                                        ----------------------------------

                                   Notice Address:

                                   SunAmerica, Inc.
                                   1 SunAmerica Center
                                   Century City
                                   Los Angeles, CA  90067-6022

                                   Attention:  Peter McMillan
                                                and Steven Hanover

                                   CREDIT SUISSE FIRST BOSTON MORTGAGE
                                   CAPITAL LLC


                                   By: William Adamski
                                       ----------------------------
                                   Its: Vice President
                                        ---------------------------
                                   Notice Address:

                                   Credit Suisse First Boston Mortgage
                                   Capital LLC
                                   11 Madison Avenue
                                   New York, New York  10010

                                   Attention:  Richard Luftig

                                   SCHEDULE 2


                        INFORMATION RELATING TO HOLDERS
                        -------------------------------


                                    Principal Amount          Principal Amount
Name and Address of Purchaser      of Tranche A Notes        of Tranche B Notes
-----------------------------      ------------------        ------------------

SunAmerica Life Insurance Company          0                    $20,500,000
One SunAmerica Center
Century City
Los Angeles, California  90067

(1)  All payments by wire transfer of
     immediately available funds to:

     Wire Instructions
     -----------------
     CITIBANK
     ABA # 021-001-089
     A/C # 40573831
     RE:  SunAmerica Life Insurance Company/
          Sahara Las Vegas

       with sufficient information
       to identify the source and
       application of such funds.

(2)  All notices of payments and written
     confirmations of such wire transfers:

     SunAmerica Investments, Inc.
     c/o SunAmerica Center
     Investment Accounting 36-05
     Los Angeles, California  90067-6022

                                  Sched. 2-1

Credit Suisse First Boston Mortgage        $37,000,000                    0
Capital LLC
11 Madison Avenue
New York, New York  10010

(1)  All payments by transfer of
     immediately available funds to:

     New Wire Instructions
     ---------------------

     CITIBANK NYC
     ABA #  021-0000-89
     A/C #  09253506
     Attn:  STEWART HOCHBERG

       with sufficient information
       to identify the source and
       application of such funds.

(2)  All notices of payments and written
     confirmations of such wire transfers:

     Credit Suisse First Boston Mortgage
     Capital LLC
     11 Madison Avenue
     New York, New York  10010

     Attention:  Richard Luftig

                                  Sched. 2-2